                                                                    EXHIBIT 10.1





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                     FIRST NEW ENGLAND DENTAL CENTERS, INC.

                         OSORIO AND WATKIN, D.M.D., P.C.




                                   $15,000,000




                Senior Secured Fixed Rate Notes due July 25, 1998





                             NOTE PURCHASE AGREEMENT





                            Dated as of July 25, 1997






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
                                TABLE OF CONTENTS
                                                                                                               PAGE
                                                                                                               ----
1.   AUTHORIZATION OF NOTES.......................................................................................1

2.   SALE AND PURCHASE OF NOTES...................................................................................1
         2.1.   Obligation to Purchase............................................................................1
         2.2.   Purchase Date.....................................................................................2
         2.3.   Allocation of Purchase Price of Warrants..........................................................2
         2.4.  Interest Rate Limitation...........................................................................2

3.   CONDITIONS TO THE PURCHASE DATE..............................................................................3
         3.1.   Documents Required................................................................................3
         3.2.   Opinions of Counsel...............................................................................7
         3.3.   Payment of Accrued Fees and Expenses..............................................................7
         3.4.   Representations and Warranties....................................................................7
         3.5.   No Default........................................................................................8
         3.6.   Purchase Permitted by Applicable Requirements of Law, Etc.........................................8
         3.7.   No Litigation or Other Proceedings................................................................8
         3.8.   No Material Adverse Change........................................................................8

4.   RESERVED.....................................................................................................8

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................................8
         5.1.   Organization; Power and Authority; Capitalization; Warrants.......................................9
         5.2.   Authorization, Enforceability, Etc...............................................................10
         5.3.   Disclosure.......................................................................................10
         5.4.   Organization and Ownership of Shares of Subsidiaries, Etc........................................11
         5.5.   Financial Statements.............................................................................11
         5.6.   Compliance with Laws, Other Instruments, Etc.....................................................12
         5.7.   Governmental Authorizations, Etc.................................................................12
         5.8.   Litigation.......................................................................................13
         5.9.   Taxes............................................................................................13
         5.10.   Title to Property; Leases.......................................................................14
         5.11.   Security Interests, Etc.........................................................................14
         5.12.   Licenses, Permits, Etc..........................................................................14
         5.13.   Compliance with ERISA...........................................................................15
         5.14.   Private Offering by the Company.................................................................16
         5.15.   Use of Proceeds; Margin Regulations.............................................................16
         5.16.   Status Under Certain Statutes...................................................................17
         5.17.   Securities Act Matters..........................................................................17
         5.18.   Employee and Labor Matters......................................................................17
         5.19.   Environmental Matters...........................................................................18
         5.20.   No Burdensome Agreements........................................................................19
         5.21.   Existing Indebtedness; Future Liens.............................................................19

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

         5.22.   Solvency........................................................................................19
         5.23.   Related Party Transactions......................................................................20
         5.24.   Material Contracts..............................................................................20
         5.25.   Pari Passu Obligations..........................................................................20
         5.26.   No Significant Subsidiaries.....................................................................21
         5.27.   Management Agreement............................................................................21

6.   REPRESENTATIONS AND COVENANTS OF EACH OF THE PURCHASERS.....................................................21
         6.1.   Purchase for Investment..........................................................................21
         6.2.   Accredited Investor..............................................................................21
         6.3.   Power and Authority..............................................................................22

7.   PREPAYMENTS AND REDEMPTIONS OF THE NOTES....................................................................22
         7.1.   Optional Prepayments of the Notes................................................................22
         7.2.   Offer to Repurchase Notes and Reduce Commitments in Respect of a Change of
                  Control........................................................................................22
         7.3.   Mandatory Redemptions of the Notes...............................................................23
         7.4.   Allocation of Partial Prepayments................................................................24
         7.5.   Maturity; Surrender, Etc.........................................................................24
         7.6.   Purchase of Notes................................................................................25

8.   AFFIRMATIVE COVENANTS.......................................................................................25
         8.1.   Information Covenants............................................................................25
         8.2.   Compliance with Law..............................................................................30
         8.3.   Maintenance of Insurance.........................................................................31
         8.4.   Maintenance of Properties........................................................................31
         8.5.   Payment of Taxes and Claims; Performance of Material Obligations.................................31
         8.6.   Preservation of Corporate Existence, Etc.........................................................32
         8.7.   Maintenance of Books and Records; Inspection.....................................................32
         8.8.   Use of Proceeds..................................................................................33
         8.9.   Search Reports...................................................................................33
         8.10.   Additional Subsidiaries.........................................................................33
         8.11.   Appointment of Directors........................................................................34
         8.12.   Designation of Shares of Common Stock...........................................................34

9.   NEGATIVE COVENANTS..........................................................................................34
         9.1.   Limitations on Transactions with Affiliates......................................................34
         9.2.   Limitations on Liens.............................................................................35
         9.3.   Limitations on Indebtedness......................................................................37
         9.4.   Limitations on Sale-Leaseback Transactions.......................................................38
         9.5.   Limitations on Restricted Payments...............................................................38
         9.6.   Limitations on Fundamental Changes, Asset Sales, Acquisitions, Etc...............................38
         9.7.   Limitations on Investments, Etc..................................................................40
         9.8.   Limitation on Issuance of Capital Stock..........................................................41


                                      -ii-
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
         9.9.   Limitation on Modifications of Indebtedness; Modifications of Certificate of
                  Incorporation, Bylaws and Certain Other Agreements; Etc........................................41
         9.10.   Limitations on Conduct of Business..............................................................42
         9.11.   Limitations on Accounting Changes and Changes in Fiscal Year....................................42
         9.12.   Limitations on Speculative Transactions.........................................................42
         9.13.   Limitations on Capital Expenditures.............................................................43
         9.14.   Limitations on Changes to Management Agreement..................................................43

10.   RESERVED...................................................................................................43

11.   EVENTS OF DEFAULT..........................................................................................43
         11.1.   Events of Default...............................................................................43
         11.2.   Acceleration....................................................................................47
         11.3.   Other Remedies..................................................................................47
         11.4.   Rescission......................................................................................47
         11.5.   Restoration of Rights and Remedies..............................................................48
         11.6.   No Waivers or Election of Remedies, Etc.........................................................48

12.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..............................................................48
         12.1.   Registration of Notes...........................................................................48
         12.2.   Transfer and Exchange of Notes..................................................................49
         12.3.   Replacement of Notes............................................................................50

13.   PAYMENTS ON NOTES..........................................................................................50

14.   EXPENSES, INCREASED COSTS AND INDEMNIFICATION, ETC.........................................................51
         14.1.   Transaction Expenses............................................................................51
         14.2.   Indemnity.......................................................................................52
         14.3.   Reserved........................................................................................54
         14.4.   Survival........................................................................................54

15.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT...............................................54

16.   AMENDMENT AND WAIVER.......................................................................................54
         16.1.   Requirements....................................................................................54
         16.2.   Solicitation of Holders of Notes................................................................54
         16.3.   Binding Effect, Etc.............................................................................55
         16.4.   Notes Held by Company, Etc......................................................................55

17.   NOTICES....................................................................................................55

18.   REPRODUCTION OF DOCUMENTS..................................................................................56

19.   MISCELLANEOUS..............................................................................................56


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
         19.1.   Successors and Assigns..........................................................................56
         19.2.   Payments Due on Non-Business Days...............................................................57
         19.3.   Satisfaction Requirement........................................................................57
         19.4.   Severability....................................................................................57
         19.5.   Construction; Accounting Terms, Etc.............................................................57
         19.6.   Computation of Time Periods.....................................................................57
         19.7.   Execution in Counterparts.......................................................................58
         19.8.   Governing Law; Submission to Jurisdiction, Etc..................................................58
         19.9.   Waiver of Jury Trial............................................................................58

20.   THE COLLATERAL AGENT.......................................................................................59
         20.1   Appointment......................................................................................59
         20.2   Nature of Duties.................................................................................59
         20.3   Rights, Exculpation, Etc.........................................................................59
         20.4   Reliance.........................................................................................60
         20.5   Indemnification..................................................................................60
         20.6   Imprimis Investors LLC Individually..............................................................60
         20.7   Successor Collateral Agent.......................................................................61
         20.8   Collateral Matters...............................................................................61


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                                    SCHEDULES


Schedule I          -     Information Relating to Purchasers
Schedule II         -     Defined Terms
Schedule 5.1        -     Capitalization
Schedule 5.4        -     Subsidiaries
Schedule 5.5(b)     -     Material Adverse Events
Schedule 5.5(c)     -     Liabilities and Other Obligations
Schedule 5.7        -     Governmental Authorizations and Other Approvals
Schedule 5.8        -     Disclosed Litigation
Schedule 5.12       -     License and Intellectual Property Infringements, Etc.
Schedule 5.15       -     Transaction Costs and Expenses
Schedule 5.18       -     Employee and Labor Matters
Schedule 5.19       -     Environmental Matters
Schedule 5.21       -     Existing Indebtedness
Schedule 5.24       -     Material Contracts
Schedule 5.25       -     Senior Indebtedness
Schedule 9.1        -     Transactions with Affiliates
Schedule 9.2        -     Existing Liens
Schedule 9.5        -     Management and Consulting Agreements
Schedule 9.7        -     Existing Investments


                                    EXHIBITS


Exhibit A           -     Form of Note
Exhibit B           -     Form of Security Agreement
Exhibit C           -     Form of Warrant Agreement
Exhibit D           -     Form of Registration Rights Agreement
Exhibit E           -     Form of Solvency Certificate
Exhibit F           -     Form of Opinion of Special Counsel for the Companies
Exhibit G           -     Form of Compliance Certificate


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

                     FIRST NEW ENGLAND DENTAL CENTERS, INC.
                              85 Devonshire Street
                           Boston, Massachusetts 02109

                         OSORIO AND WATKIN, D.M.D., P.C.
                              85 Devonshire Street
                           Boston, Massachusetts 02109


                Senior Secured Fixed Rate Notes due July 25, 1998


                                                             As of July 25, 1997


TO EACH OF THE PURCHASERS LISTED IN
         SCHEDULE I ATTACHED HERETO:

Ladies and Gentlemen:

                  First New England Dental Centers, Inc., a Delaware corporation ("First New England"), and Osorio and Watkin, D.M.D., P.C., a Massachusetts professional corporation ("O&W" and together with First New England each a "Company" and collectively, the "Companies"), each hereby agrees with you as follows:

1.       AUTHORIZATION OF NOTES.

                  The Companies will authorize the issue and sale of $15,000,000 in aggregate principal amount of Senior Secured Fixed Rate Notes due July 25, 1998 (the Notes delivered pursuant to Section 2 of this Agreement and any such Notes issued in substitution therefor pursuant to Section 12 of this Agreement being, collectively, the "Notes"). Each of the Notes shall be in substantially the form of Exhibit A attached hereto, with such amendments, supplements and other modifications thereto, if any, as shall be approved from time to time by the Purchasers and each of the Companies in accordance with the Note Documents. Capitalized terms used in this Agreement, unless otherwise defined in this Agreement, shall have the meanings specified in Schedule II attached hereto; and references in this Agreement to a "Schedule" or an "Exhibit" are, unless otherwise specified herein, references to a Schedule or an Exhibit attached to this Agreement.

2.       SALE AND PURCHASE OF NOTES.

2.1.     OBLIGATION TO PURCHASE.

                  Subject to the terms and conditions of this Agreement, the Companies will issue and sell to each of the purchasers listed in Schedule I attached hereto (the "Purchasers"), and each of the Purchasers will purchase from the Companies on the Purchase Date, Notes in the aggregate principal amounts set forth opposite each of the respective Purchaser's names on

Schedule I hereto, at the purchase price of 100% of the aggregate principal amount thereof. The Notes purchased and sold under this Section 2.1 and repaid or prepaid may not be repurchased and resold. The Companies agree to record on the Register referred to in Section 12.1 hereof the Notes. The Companies agree to execute and deliver to each Purchaser a promissory note in registered form to evidence such Purchaser's purchase hereunder and registered as provided in
Section 12.1 hereof (herein, a "Registered Note"), dated the Purchase Date, payable to such Purchaser and otherwise duly completed. Notes other than Registered Notes shall be null and void and shall be returned to the Companies. A Registered Note may not be exchanged for a promissory note that is not a Registered Note.

2.2.     PURCHASE DATE.

                  The sale and purchase of the Notes shall occur at the offices of Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022, at or before 1:00 P.M. (New York City time) on July 25, 1997 or on such other Business Day thereafter as may be agreed upon among the Companies and the Purchasers (the "Purchase Date"). On the Purchase Date, subject to the fulfillment of the applicable conditions set forth in Section 3, the Companies will deliver to each of the Purchasers the Notes to be purchased by each such Purchaser on the Purchase Date in the form of a single Note (or such greater number of Notes in denominations of at least $25,000 or integral multiples of $25,000 in excess thereof as any such Purchaser may request), dated such Purchase Date and registered in the name of such Purchaser (or in the name of its nominee), against delivery by such Purchaser to the Companies or their order of same day funds in the amount of the aggregate purchase price therefor.

2.3.     ALLOCATION OF PURCHASE PRICE OF WARRANTS.

                  The parties hereto agree that for federal income tax purposes, the purchase price to be attributed to the Notes is $14,350,000 and the Warrants issued to the Purchasers hereunder on the Purchase Date is $650,000.


2.4.  INTEREST RATE LIMITATION.

                  Notwithstanding any provisions of this Agreement, the Notes or the other Note Documents, in no event shall the amount of interest paid or agreed to be paid by the Companies exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Notes or the other Note Documents at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Purchaser shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Notes outstanding hereunder (whether or not then due and payable), without prepayment charge, premium or penalty, and not to the payment of interest, or shall be refunded to the Companies if such principal and all other obligations of the Companies to such Purchaser have been paid in full.

3.       CONDITIONS TO THE PURCHASE DATE.

                  Each of the Purchaser's obligations to purchase and pay for the Notes to be sold on the Purchase Date is subject to the fulfillment to the Major Purchaser's satisfaction, on or prior to the Purchase Date, of the following conditions:

3.1.     DOCUMENTS REQUIRED.

                  The Major Purchaser shall have received the following documents, each dated as of the Purchase Date (except as otherwise specified below) and in the form of the respective Exhibit attached hereto, if any, or otherwise in form and substance satisfactory to the Major Purchaser:

                  (a) Note Purchase Agreement. This Agreement duly executed by each of the Companies and each of the Purchasers.

                  (b) Notes. Notes, registered in the name of each Purchaser, in such aggregate principal amounts as is specified to be purchased by such Purchaser in the Notice of Sale and Purchase and in such number of Notes and in such denominations (of at least $25,000 per Note) as are specified to the Companies by such Purchaser (and in the absence of such specification, in a single Note), in each case duly executed by each of the Companies.

                  (c) Security Agreements. One or more security agreements, in each case in substantially the form of Exhibit B attached hereto (the security agreements delivered pursuant to this subsection, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and Section 16, the "Security Agreements"), duly executed by each of the Companies and each of their respective Subsidiaries, together with:

                           (i) proper financing statements (Form UCC-1 or a comparable form) or the equivalent thereof under the Uniform Commercial Code (or similar law or statute) of all jurisdictions that may be necessary or that the Major Purchaser may deem desirable in order to perfect and protect the liens and security interests created under the Security Agreements, covering the Collateral described therein, in each case completed in a manner satisfactory to the Major Purchaser and duly executed by the applicable Company; and

                           (ii) evidence that all other actions that may be necessary or that the Major Purchaser may deem desirable in order to perfect and protect the Liens and security interests created under the Security Agreements have been taken or will be taken in accordance with the terms of the Note Documents.

                  (d) Warrant Agreements. One or more warrant agreements in favor of each Purchaser in substantially the form of Exhibit C attached hereto (the warrant agreements delivered pursuant to this subsection, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and Section 16, the "Warrant Agreements") duly executed by First New England.

                  (e) Registration Rights Agreements. One or more registration rights agreements in favor of each Purchaser in substantially the form of Exhibit D attached hereto (the registration rights agreements delivered pursuant to this subsection, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and Section 16, the "Registration Rights Agreements") duly executed by First New England.

                  (f) Corporate Approvals and Other Similar Documentation. Certified copies of the resolutions of the board of directors (or persons performing similar functions) of each of the Companies approving each of the Note Documents to which it is or is to be a party, the issuance and sale of the Notes and the other transactions contemplated hereby and thereby and all documents evidencing other necessary corporate action with respect to each such Note Document, the issuance and sale of the Notes and the other transactions contemplated hereby and thereby.

                  (g) Organizational Documents. A copy of the certificate of incorporation or other organizational documents of each of the Companies and each amendment thereto, certified (as of a date reasonably near the Purchase Date) by the Secretary of State of the jurisdiction of organization of each such Company as being a true and complete copy thereof.

                  (h) Good Standing Certificates. A copy of a certificate of the Secretary of State of the jurisdiction of organization of each of the Companies, dated reasonably near the Purchase Date, listing the certificate of incorporation of each such Company and each amendment thereto on file in the office of such Secretary of State and certifying that (i) such amendments are the only amendments to the organizational documents of such Company on file in his office, (ii) such Company has paid all franchise taxes (or the equivalent thereof) to the date of such certificate and (iii) such Company is duly incorporated and in good standing under the laws of such State.

                  (i) Foreign Qualification Certificates. Copies of certificates of the Secretary of State (or the equivalent Governmental Authority) of each jurisdiction in which each Company is qualified as a foreign corporation, dated reasonably near the Purchase Date, in each case stating that such Company is duly qualified and in good standing as a foreign corporation in such jurisdiction and has filed all annual reports required to be filed, and paid all franchise taxes (or the equivalent thereof) required to be paid, in such jurisdiction to the date of such certificate.

                  (j) Secretary's Certificate. A certificate from the secretary or an assistant secretary (or a Person performing similar functions) of each of the Companies certifying:

                           (i) the absence of any amendments to the certificate of incorporation of such Company since the date of the Secretary of State's certificate referred to in subsection
                  (g) of this Section 3.1;

                           (ii) the completeness and accuracy of the resolutions of the board of directors of such Company and all documents evidencing other necessary corporate action thereof referred to in subsection (f) of this Section 3.1;

                           (iii) the completeness and accuracy of the bylaws of such Company as in effect on the date the resolutions of the board of directors of such Company referred to in subsection (f) of this Section 3.1 were adopted and on the Purchase Date (a copy of which shall be attached to such certificate);

                           (iv) the names and true signatures of the officers of such Company authorized to sign each of the Note Documents to which it is or is to be a party and the other agreements, instruments and other documents to be delivered hereunder or thereunder; and

                           (v) such other matters as the Major Purchaser shall specify relating to the existence and good standing of such Company and the corporate and other necessary authority for, and the validity of, each of the Note Documents to which it is or is to be a party and any other matters relevant to any of the foregoing.

                  (k) Officer's Certificate. A certificate of each of the Companies, signed on behalf of each such Company by the Senior Financial Officer thereof (the statements made in which certificate shall be true on and as of the Purchase Date), certifying as to:

                           (i) the due organization and good standing of such Company and each of its Subsidiaries in their respective jurisdictions of organization and the absence of any proceeding for the dissolution or liquidation of such Company or any of its Subsidiaries;

                           (ii) the completeness and accuracy of all of the representations and warranties made by such Company in this Agreement and the other Note Documents to which it is or is to be a party, before and after giving effect to the issue and sale of the Notes and to the application of the proceeds therefrom as contemplated by Section 5.15(a), as though made on and as of the Purchase Date;

                           (iii) the absence of any event occurring and continuing, or resulting from the issue and sale of the Notes or the consummation of any of the other transactions contemplated hereby, that constitutes a Default or an Event of Default;

                           (iv)     neither such Company nor any of its
                  Subsidiaries having changed its jurisdiction of organization, having been a party to any merger, consolidation or other similar transaction or having issued or sold any shares of its capital stock

                  (or other ownership or profit interests therein), or any warrants, options or other rights therefor, at any time following the date of the most recent unaudited consolidated financial statements of such Company and its Subsidiaries referred to in Section 5.5(a);

                           (v) the absence of any existing or, to the best of his knowledge, threatened event or circumstance applicable to such Company or any of its Subsidiaries that could reasonably be expected to impair the ability of such Company to repay the Notes; and

                           (vi) the satisfaction of all conditions precedent by such Company to the issuance and sale of the Notes on and as of the Purchase Date.

                  (l) Solvency Certificates. A certificate from the chief financial officer of each of the Companies, in substantially the form of Exhibit E attached hereto, attesting to the Solvency of each such Company and its Subsidiaries, taken as a whole, immediately before and immediately after giving effect to the Note Documents and all of the transactions contemplated hereby or thereby to occur on or about the Purchase Date and assuming the sale and purchase of Notes on such date in an aggregate principal amount of $15,000,000.

                  (m) Financial Information. Copies of (i) the audited consolidated financial statements of the Companies and their respective Subsidiaries referred to in Section 5.5(a), in each case accompanied by an unqualified opinion of KPMG Peat Marwick LLP, independent accountants of the Companies, and (ii) the unaudited financial statements of each of the Companies and their respective Subsidiaries referred to in Section 5.5(a), together with a certificate of a Senior Financial Officer of each of the Companies with respect thereto.

                  (n) Consents. Certified copies of all Governmental Authorizations, and all consents, approvals and authorizations of, and notices to and other actions by, all Persons with whom any of the Companies or any of their respective Subsidiaries has any contractual obligations, as shall be required for the execution, delivery or performance of this Agreement and the other Note Documents or the consummation of the issuance and sale of the Notes or any of the other transactions contemplated hereby or thereby.

                  (o) Existing Indebtedness. Certified copies of all of the agreements, instruments and other documents evidencing or setting forth the terms and conditions of the Indebtedness of each of the Companies and their respective Subsidiaries existing on the Purchase Date and in an aggregate amount of at least $100,000 (all of which Indebtedness is described on Schedule 5.21 attached hereto).

                  (p) Fleet National Bank Facility. A termination agreement with respect to the $5,000,000 Revolving Line of Credit Note dated June 14, 1996, as amended, among the Companies and Fleet National Bank, together with UCC-3 termination statements for all

         UCC-1 financing statements filed by Fleet National Bank and which cover any portion of the Collateral.

                  (q) UCC Searches. Certified copies of requests for copies or information on Form UCC-11, listing all effective financing statements which name as debtor either Company, tax liens and judgment liens, together with copies of such financing statements, none of which, except as otherwise agreed to in writing by the Major Purchaser, shall cover any of the Collateral.

                  (r) Foreign Qualifications. A certificate, dated as of a date not more than 10 Business Days prior to the Purchase Date, of the appropriate official(s) of the states of incorporation and each state of foreign qualification of the Companies and their Subsidiaries, certifying as to the subsistence in good standing of, and the payment of taxes by, such Person in such states and listing all charter documents of such Person on file with such official(s);

                  (s) Insurance Certificates. A certificate of insurance evidencing insurance on the property of the Companies and their Subsidiaries as is required by Section 8.3 of this Agreement, naming the Collateral Agent as additional insured and loss payee, using a long form loss payee endorsement, for all insurance maintained by the Companies and their Subsidiaries.

                  (t) Additional Documentation. Such other information as the Major Purchaser may reasonably request.

3.2.     OPINION OF COUNSEL.

                  The Purchasers shall have received the favorable opinion, dated the Purchase Date and of McDermott, Will & Emery, special counsel for the Companies in substantially the form of Exhibit F attached hereto or otherwise in form and substance satisfactory to the Major Purchaser, and addressing such other matters as the Major Purchaser (or its counsel) may reasonably request (and the Company hereby instructs its special counsel to deliver such opinion to the Purchasers).

3.3.     PAYMENT OF ACCRUED FEES AND EXPENSES.

                  Without limiting the provisions of Section 14.1, all of the accrued fees and expenses incurred by the Major Purchaser in connection with the transactions contemplated by this Agreement and the other Note Documents (including, without limitation, the accrued fees and expenses of one special counsel to the Major Purchaser) to be paid by the Companies on or prior to the Purchase Date shall have been paid.

3.4.     REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of each of the Obligors contained in this Agreement and each of the other Note Documents shall be complete and correct on the Purchase

Date, before and after giving effect to the issue and sale of the Notes and to the application of the proceeds therefrom as contemplated by Section 5.15(a).

3.5.     NO DEFAULT.

                  After giving effect to the issue and sale of the Notes and to the application of the proceeds therefrom as contemplated by Section 5.15(a), no Default or Event of Default shall have occurred and be continuing.

3.6.     PURCHASE PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ETC.

                  The purchase of and any payment for the Notes to be purchased on the Purchase Date (a) shall be permitted by the applicable Requirements of Law of each jurisdiction to which such Purchaser is subject, (b) shall not violate any applicable Requirements of Law (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System) and (c) shall not subject such Purchaser to any tax, penalty or other liability under or pursuant to any applicable Requirements of Law.

3.7.     NO LITIGATION OR OTHER PROCEEDINGS.

                  Except as described on Schedule 5.8 attached hereto, there shall exist no action, suit, investigation, litigation or proceeding pending or, to the best knowledge of the Companies, threatened against or affecting any of the Obligors or any of their respective Subsidiaries or any of the property or assets thereof in any court or before any arbitrator or by or before any other Governmental Authority of any kind that (a) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (b) challenges the legality, validity, binding effect or enforceability of this Agreement or any of the other Note Documents or the consummation of the sale and purchase of the Notes or any of the other transactions contemplated hereby or thereby.

3.8.     NO MATERIAL ADVERSE CHANGE.

                  Except as described on Schedule 5.5(b) attached hereto, since December 31, 1996, there shall not have occurred (in the judgment of the Major Purchaser) a material adverse change in the business, condition (financial or otherwise), operations, results of operations, assets, property, liabilities or prospects of either of the Companies or their respective Subsidiaries.

4.       RESERVED.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  Each of the Companies represents and warrants to each of the Purchasers that as of the Purchase Date:

5.1.     ORGANIZATION; POWER AND AUTHORITY; CAPITALIZATION; WARRANTS.

                  Each of the Companies and each of their respective Subsidiaries are Persons duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and are duly qualified as foreign corporations or other entities and are in good standing in each other jurisdiction in which the ownership, lease or operation of their property and assets or the conduct of their businesses requires such qualification, other than any such jurisdiction in which the failure to be so qualified or in good standing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each of the Companies and each of their respective Subsidiaries have all corporate and other necessary power and authority, and the legal right, to own or to hold under lease all of the property and assets they purport to own or hold under lease and to conduct the business they conduct and propose to conduct. Each of the Obligors has all corporate and other necessary power and authority, and the legal right, to execute and deliver this Agreement, the Notes and the other Note Documents to which it is or is to be a party, to perform its Obligations hereunder and thereunder and to consummate all of the transactions contemplated hereby and thereby. On the Purchase Date after giving effect to the transactions contemplated hereunder to occur on the Purchase Date, the authorized Capital Stock of each of the Companies will consist of the securities described in Part I of Schedule 5.1 hereto. Except for any shares of Common Stock of First New England to be issued pursuant to the Warrants and as set forth on Part II of
Schedule 5.1 hereto, there are no other shares of capital stock of any of the Companies outstanding and no other outstanding options, warrants, convertible or exchangeable securities, subscriptions, rights (including preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever to which any of the Companies is a party or may be bound requiring the issuance or sale of shares of any capital stock of any of the Companies, and there are no contracts or other agreements by which any of the Companies is or may become bound to issue additional shares of its capital stock or any options, warrants, convertible or exchangeable securities, subscriptions, rights (including preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever relating to such shares. First New England has (a) authorized the issuance of warrants to purchase 523,262 shares of Common Stock, which warrants shall be substantially in the form of Exhibit C hereto (such certificates, together with the rights to purchase Common Stock provided thereby and all warrant certificates covering such stock issued upon transfer, division or combination of, or in substitution for, any thereof, being herein called the "Warrants") for issuance to the Purchasers pursuant to this Agreement, and (b) authorized the issuance of such number of shares of Common Stock as shall be necessary to permit First New England to comply with its obligations to issue Common Stock upon exercise of the Warrants, and has duly reserved such number of shares of Common Stock solely for such purpose (including, without limitation, such additional number of shares of Common Stock as may be required from time to time by Section 2.9 of the Warrant Agreements including, without limitation, an additional 523,262 shares of Common Stock for certain events described in the Warrant Agreements). The Common Stock to be delivered upon exercise of the Warrants, will be duly authorized, issued and outstanding, fully-paid and non-assessable and will be issued free of any preemptive rights. After giving effect to the transactions contemplated hereby and in the Note Documents and the issuance to the Purchasers of the Warrants, all of the issued and outstanding Capital Stock of each of the Companies is and will be validly issued, fully paid and non-assessable and free of all liens, pledges and preemptive rights. The Warrants issued on the Purchase Date to the Purchasers evidence the right to purchase a number of shares of Common Stock of First New England equal to seven and one-half percent (7.5%) of the outstanding Common Stock of First New England on a Fully Diluted Basis (as such term is defined in the Warrants).

5.2.     AUTHORIZATION, ENFORCEABILITY, ETC.

                  This Agreement and each of the other Note Documents have been duly authorized by all necessary corporate action (including, without limitation, all necessary shareholder action) on the part of each of the Obligors intended to be a party thereto. This Agreement has been, and the Notes and each of the other Note Documents, when delivered hereunder, will have been, duly executed and delivered by each of the Obligors intended to be a party thereto. This Agreement constitutes, and the Notes and each of the other Note Documents, when delivered hereunder, will constitute, the legal, valid and binding obligations of each of the Obligors intended to be a party thereto, enforceable against such Obligor in accordance with their respective terms, except as such enforceability may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

5.3.     DISCLOSURE.

                  All of the information furnished by or on behalf of any of the Obligors or any of their respective Subsidiaries in writing to the Purchasers pursuant to or in connection with this Agreement or any of the other Note Documents or any other document, certificate or other writing furnished to the Purchasers in connection with the sale and purchase of the Notes or any of the other transactions contemplated hereby is complete and correct in all material respects as of the date on which such information was so provided; and all such information does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which any such statements were made, not misleading. All financial projections and forecasts that have been prepared by any of the Companies or any of their respective Subsidiaries and made available to the Purchasers have been prepared in good faith based upon reasonable assumptions and represented, at the time each such financial projection or forecast was delivered to the Purchasers, such Company's best estimate of its future financial performance (it being recognized by the Purchasers that such financial projections or forecasts are not to be viewed as facts and that the actual results during the period or periods covered by any such financial projections or forecasts may differ materially from the projected or forecasted results).

                  The registration statement on form S-1 dated January 31, 1997 of First New England under the Securities Act of 1933, as amended (the "Securities Act"), as of the date of such registration statement, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

5.4.     ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES, ETC.

                  Schedule 5.4 attached hereto sets forth all of the Subsidiaries of each of the Companies as of the Purchase Date, showing, as to each such Subsidiary, the correct name thereof, the jurisdiction of its organization and the percentage of shares of each class of its capital stock or similar equity interests outstanding that are owned by the applicable Company and/or one or more of its Subsidiaries. All of the outstanding shares of capital stock or similar equity interests of each Subsidiary of the Companies shown on
Schedule 5.4 attached hereto as being owned by a Company and/or one or more of its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by such Company and/or one or more of its Subsidiaries, free and clear of all Liens.

5.5.     FINANCIAL STATEMENTS.

                  (a) The audited consolidated balance sheets of the Companies and their respective Subsidiaries as of December 31, 1995 and December 31, 1996 and the related audited consolidated statements of operations, stockholders' equity and cash flows of the Companies and their respective Subsidiaries for the Fiscal Years ended December 31, 1995 and December 31, 1996, in each case including the schedules and notes thereto and accompanied by an opinion of KPMG Peat Marwick LLP, the independent accountants of the Companies, and the consolidated balance sheets of the Companies and their respective Subsidiaries as of March 31, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows of the Companies and their respective Subsidiaries for the three-month period then ended, duly certified by a Senior Financial Officer of each of the Companies, copies of all of which have been furnished to the Purchasers, fairly present (subject, in the case of such balance sheet as of March 31, 1997 and such statements of operations, stockholders' equity and cash flows for the three month period then ended, to normal year-end audit adjustments and the inclusion of footnotes) the consolidated financial condition of the Companies and their respective Subsidiaries as at such dates and the consolidated results of operations and cash flows of the Companies and their respective Subsidiaries for the respective periods ended on such dates. All of the financial statements referred to above in this subsection (a), including the schedules and notes thereto, have been prepared in accordance with generally accepted accounting principles applied consistently throughout the respective periods covered thereby.

                  (b) Except as set forth on Schedule 5.5(b) attached hereto, since December 31, 1996, there has been (i) no material adverse change in the business, condition (financial or otherwise), operations, results of operations, assets, property, liabilities or prospects of any of the Companies or their respective Subsidiaries, and (ii) no development, event or circumstance relating to or affecting any Company or any of its Subsidiaries that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect, provided that no development, event or circumstance set forth on Schedule 5.5(b) has had or could reasonably be expected to have a Material Adverse Effect of the type described in clauses (b) or (c) of the definition thereof.

                  (c) There are no liabilities or obligations of any of the Companies or any of their respective Subsidiaries of any nature whatsoever (whether absolute, contingent, accrued or otherwise and whether or not due) that, either individually or in the aggregate, could reasonably be expected to be material to such Company, either individually or together with its Subsidiaries, in each case except for those liabilities and obligations that are fully disclosed in the unaudited consolidated financial statements of such Company or its Subsidiaries referred to in subsection (a) of this Section 5.5 or on Schedule 5.5(c) attached hereto.

5.6.     COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

                  The execution, delivery and performance by each of the Obligors of each of the Note Documents to which it is or is to be a party and the consummation of the sale and purchase of the Notes and the other transactions contemplated hereby and thereby do not (a) contravene such Obligor's certificate of incorporation or bylaws (or similar organizational documents), (b) violate any Requirement of Law, (c) conflict with or result in the breach of, or constitute a default under, any loan or purchase agreement, indenture, mortgage, deed of trust, lease, instrument, contract or other agreement binding on or affecting such Obligor, any of its Subsidiaries or any of their respective property or assets or (d) except for the Liens created under the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of such Obligor or any of its Subsidiaries. Neither any of the Obligors nor any of their respective Subsidiaries is in violation of any of the terms of its certificate of incorporation or bylaws (or similar organizational documents) or any Requirement of Law or in breach of any loan or purchase agreement, indenture, mortgage, deed of trust, lease, instrument, contract or other agreement referred to in the immediately preceding sentence, the violation or breach of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.7.     GOVERNMENTAL AUTHORIZATIONS, ETC.

                  (a) Each of the Companies and each of their respective Subsidiaries and employees (including, without limitation, all dentists employed by the Companies) (i) own or possess all of the Governmental Authorizations that are necessary to own or lease and operate their respective property and assets and to conduct their respective businesses as presently conducted, except where and to the extent that the failure to obtain or maintain in effect any such Governmental Authorization, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (ii) have not received any notice relating to or threatening the revocation, termination, cancellation, denial, impairment or modification of any such Governmental Authorization, nor is any Company or any of its Subsidiaries (including, without limitation, all dentists employed by the Companies) in violation or contravention of, or in default under, any such Governmental Authorization.

                  (b) No Governmental Authorization, and no consent, approval or authorization of, or notice to, or other action by, any other Person, is required for the due execution, delivery, recordation, filing or performance by any of the Obligors of this Agreement or any of the other Note Documents to which it is or is to be a party, or for the consummation of the sale and purchase of the Notes or any of the other transactions contemplated hereby and thereby, except for such Governmental Authorizations, and such consents, approvals, authorizations, notices and other actions, as are described on Schedule 5.7 attached hereto, all of which have been obtained or made on or prior to the Purchase Date and are in full force and effect or will be obtained or made in accordance with the terms of the Note Documents and, thereafter, will be in full force and effect.

5.8.     LITIGATION.

                  Except as described on Schedule 5.8 attached hereto, there is no action, suit, investigation, litigation or proceeding pending or, to the best knowledge of each of the Companies, threatened against or affecting any of the Obligors or any of their respective Subsidiaries or any of the property or assets thereof in any court or before any arbitrator or by or before any other Governmental Authority of any kind that (a) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (b) challenges the legality, validity, binding effect or enforceability of this Agreement or any of the other Note Documents or the consummation of the sale and purchase of the Notes or any of the other transactions contemplated hereby or thereby.

5.9.     TAXES.

                  (a) Each of the Obligors and each of their respective Subsidiaries have filed or caused to be filed all tax returns and reports that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all taxes shown to be due and payable on any assessments of which such Obligor or such Subsidiary, as the case may be, has received notice and all other taxes, assessments, levies, fees and other governmental charges imposed upon any of the Obligors or any of their respective Subsidiaries, or their property, assets, income or franchises, to the extent such taxes, assessments, levies, fees and other charges have become due and payable and before they have become delinquent, except for taxes, assessments, levies, fees or other governmental charges the amount, applicability or validity of which is being contested in good faith and by appropriate proceedings diligently conducted and with respect to which such Obligor or such Subsidiary, as the case may be, has established reserves in accordance with GAAP in effect from time to time.

                  (b) As of the Purchase Date, neither any of the Obligors nor any of their respective Subsidiaries or Affiliates has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of any such Obligor or any such Subsidiary or Affiliate, or is aware of any circumstances that would cause the taxable years or other taxable periods of any of the Obligors or any of their respective Subsidiaries or Affiliates not to be subject to the normally applicable statute of limitations.

                  (c) None of the Companies nor any of their respective Subsidiaries is or at any time has been a member of an affiliated, consolidated, combined or unitary group other than such group of which First New England or O&W is the common parent (within the meaning of Section 1504(a)(1) of the Internal Revenue Code).

                  (d) None of the Obligors is an S corporation with the meaning of Section 1361 of the Internal Revenue Code.

5.10.    TITLE TO PROPERTY; LEASES.

                  The Obligors and each of their respective Subsidiaries have good and sufficient title to, or a valid and enforceable leasehold interest in, all of their respective property and assets that, either individually or in the aggregate, are material, in each case free and clear of all Liens other than the Liens expressly permitted under Section 9.2. All leases under which any of the Obligors or any of their respective Subsidiaries are a lessor or a lessee are valid and subsisting and are in full force and effect in all material respects.

5.11.    SECURITY INTERESTS, ETC.

                  Each of Collateral Documents create valid and perfected first priority Liens on and security interests in the Collateral (subject to Permitted Liens) in favor of the Collateral Agent, for the benefit of the Purchasers, securing the payment of the Notes and all of the other Obligations of the Obligors under or in respect of the Note Documents. All filings and other actions necessary to perfect and protect such Liens and security interests have been duly made or taken and are in full force and effect or will be duly made or taken in accordance with the terms of the Note Documents; and all filing and recording fees and taxes have been duly paid.

5.12.    LICENSES, PERMITS, ETC.

                  (a) Each of the Companies and each of their respective Subsidiaries and employees (including, without limitation, all dentists employed by the Companies) own or possess all of the licenses, permits, franchises, authorizations, consents and approvals, and own or have the legal right to use all of the patents, copyrights, service marks, trademarks and trade names (or other rights thereto), that are necessary to own or lease and operate their respective property and assets and to conduct their respective businesses as presently conducted, without known conflict with the rights of any other Person. Except as described on Part A of Schedule 5.12 attached hereto, no action, suit, investigation, litigation or proceeding of any Person is pending or, to the best knowledge of each of the Companies, is threatened challenging the use of any such license, permit, franchise, authorization, consent, approval, patent, copyright, service mark, trademark, trade name or other right, or the validity or effectiveness thereof.

                  (b) No product or service of any of the Companies or any of their respective Subsidiaries materially infringes on any license, permit, franchise, authorization, consent, approval, patent, copyright, service mark, trademark, trade name or other right owned by any other Person.

                  (c) There is no material violation by any Person of any right of any of the Companies or any of their respective Subsidiaries with respect to any license, permit, franchise, authorization, consent, approval, patent, copyright, service mark, trademark, trade name or other right owned or used by such Company or any such Subsidiary.

5.13.    COMPLIANCE WITH ERISA.

                  (a) Each of the Companies and each of their ERISA Affiliates have operated and administered each ERISA Plan in compliance with its terms and with the provisions of ERISA and all other applicable Requirements of Law.

                  (b) During the immediately preceding six-year period, (i) no Termination Event has occurred or, to the best knowledge of each of the Companies, could reasonably be expected to occur with respect to any Plan, (ii) no "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, has occurred with respect to any Plan and (iii) no Lien in favor of the PBGC or a Plan has arisen or could reasonably be expected to arise on account of any Plan.

                  (c) None of the Companies nor any of their ERISA Affiliates has incurred any liability pursuant to Title I or IV or ERISA or the penalty or excise tax provisions of the Internal Revenue Code relating to ERISA Plans, and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by any such Company or any such ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any such Company or any such ERISA Affiliate, in either case pursuant to Title I or IV of ERISA, such penalty or excise tax provisions or Section 401(a)(29) or 412 of the Internal Revenue Code.

                  (d) None of the Companies nor any of their ERISA Affiliates (i) has incurred or, to the best knowledge of each of the Companies, could reasonably be expected to incur any Withdrawal Liability in respect of any Multiemployer Plan or any Multiple Employer Plan or (ii) would become subject to any Withdrawal Liability if such Company or any such ERISA Affiliate were to withdraw completely from all Multiemployer Plans and all Multiple Employer Plans as of the most recent valuation date of each such Plan.

                  (e) No prohibited transaction (within the meaning of Section 406 of the Internal Revenue Code) or breach of fiduciary responsibility has occurred with respect to any ERISA Plan which has subjected or may subject any Company or any of their ERISA Affiliates to any liability under Section 406, 409, 502(i) or 502(l) of ERISA or Section 4975 of the Internal Revenue Code, or under any agreement or other instrument pursuant to which such Company or any of the ERISA Affiliates has agreed or is required to indemnify any Person against any such liability.

                  (f) The actuarial present value of all "benefit liabilities" (as defined in Section 4001 of ERISA) under all of the Plans, determined as of the end of each such Plan's most recently completed plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, whether or not vested, did not exceed the aggregate current value of the assets of all such Plans allocable to such benefit liabilities by more than $100,000 in the aggregate.

                  (g) None of the Companies nor any of their ERISA Affiliates has been notified that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of

ERISA), is insolvent (within the meaning of Section 4245 of ERISA) or is being terminated (within the meaning of Title IV of ERISA), and to the best knowledge of each of the Companies, no Multiemployer Plan could reasonably be expected to be in reorganization, insolvent or terminated.

                  (h) The execution and delivery of this Agreement, the issuance and sale of the Notes hereunder and the consummation of any of the transactions contemplated hereby will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code.

5.14.    PRIVATE OFFERING BY THE COMPANIES.

                  (a) None of the Companies nor any Person acting on their behalf has taken, or will take, any action that would subject the issuance and sale of the Notes to the registration requirements of Section 5 of the Securities Act.

                  (b) None of the Companies nor any Person acting on their behalf has directly or indirectly offered or sold the Notes by any form of general solicitation or general advertising, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or any broadcast over television or radio or any seminar or meeting whose attendees have been invited by any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D under the Securities Act).

5.15.    USE OF PROCEEDS; MARGIN REGULATIONS.

                  (a) The proceeds received from the sale of the Notes will be used by the Companies solely (i) to pay the transaction costs and expenses incurred in connection with the sale of the Notes as set forth in Schedule 5.15 hereof, (ii) to make acquisitions of dental care practices, (iii) to pay off existing Indebtedness of the Companies due and payable on or before July 24, 1998 as set forth on Schedule 5.21, and (iv) for other general corporate purposes of the Companies and their respective Subsidiaries not otherwise prohibited under the terms of the Note Documents.

                  (b) None of the Companies nor any of their respective Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System (12 CFR 207)). No part of the proceeds from the sale of the Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of the Board of Governors of the Federal Reserve System (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of the Board of Governors of the Federal Reserve System (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated property and assets of any of the Companies or their respective Subsidiaries and the Companies do not have any present intention that margin stock will constitute more than 25% of the value of such consolidated property and assets. None of the transactions contemplated by this Agreement and the Note Documents (including, without limitation, the direct and indirect use of proceeds of the Notes) will violate or result in a violation of the Securities Act or the Exchange Act or any of the rules and regulations promulgated thereunder or in such Regulation G, T, U or X, as applicable.

5.16.    STATUS UNDER CERTAIN STATUTES.

                  (a) None of the Companies nor any of their respective Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Act of 1935, as amended, or the Federal Power Act, as amended.

                  (b) None of the Companies nor any of their respective Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" (each as defined in the Investment Company Act of 1940, as amended). Neither the sale and purchase of the Notes nor the application of the proceeds therefrom or the repayment thereof by the Companies, nor the consummation of any of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  (c) None of the Companies nor any of their respective Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" (each within the meaning of the Public Utility Holding Company Act of 1935, as amended).

                  (d) None of the Companies nor any of their respective Subsidiaries is a "personal holding company" (as defined in Section 542 of the Internal Revenue Code).

                  (e) Each of the Companies and each of their respective Subsidiaries are current with all reports and documents, if any, required to be filed with any securities commission or similar agency of any applicable jurisdiction and are in compliance with all applicable rules and regulations of such commissions and agencies.

5.17.    SECURITIES ACT MATTERS.

                  The offer, sale and issuance of the Notes and Warrants to the Purchasers as contemplated by this Agreement, the agreements set forth in
Section 3.1 of this Agreement and the issuance and delivery of the shares of Common Stock upon exercise of the Warrants are exempt from the registration and prospectus delivery requirements of the Securities Act.

5.18.    EMPLOYEE AND LABOR MATTERS.

                  Except as set forth in Schedule 5.18, during the three years preceding the Purchase Date, there has been no strike, work stoppage, slowdown or other material labor dispute or grievance involving the Companies or their employees, nor is any such action, dispute or grievance pending or to the knowledge of each of the Companies, after due inquiry, threatened against the Companies as of the Purchase Date. Except as set forth in Schedule 5.18, as of the Purchase Date neither of the Companies are party to any collective bargaining agreement and have no knowledge after due inquiry of any pending or threatened effort to organize any of their employees. Except as set forth in Schedule 5.18, there are no pending retaliatory or wrongful discharge claims or employment discrimination charges or complaints or administrative or judicial complaints arising therefrom pending against either Company or against any of their employees before any Governmental Authority, which have had or could reasonably be expected to have a Material Adverse Effect, nor to the knowledge of each of the Companies after due inquiry are any such charges or complaints threatened against either Company. The Companies are in compliance with all applicable statutes and orders relating to the employment of labor, including, without limitation, any provision thereof relating to wages, bonuses, collective bargaining agreements, equal pay, occupational safety and health, equal employment opportunity and wrongful or retaliatory termination of employment, except for such noncompliance as in the aggregate would not result in a Material Adverse Effect.

5.19.    ENVIRONMENTAL MATTERS.

                  Except as described on Schedule 5.19 attached hereto:

                  (a) The operations and properties (whether owned or leased) of each of the Companies and each of their respective Subsidiaries comply in all material respects with all Environmental Laws and Environmental Permits, and all necessary Environmental Permits have been obtained and are in full force and effect for all of the operations and properties of such Company and each such Subsidiary. All past noncompliance with any such Environmental Laws or Environmental Permits, if any, has been resolved without ongoing material obligations or costs to the Companies or any of their respective Subsidiaries. To the best knowledge of each of the Companies, no circumstances exist that, either individually or in the aggregate, could reasonably be expected (i) to form the basis of an Environmental Action against any of the Companies or any of their respective Subsidiaries or any of their properties or (ii) to cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (b) There is no asbestos or asbestos-containing material on any property owned or operated by any of the Companies or any of their respective Subsidiaries in violation of applicable Environmental Law that could reasonably be expected to give rise to liability thereunder.

                  (c) None of the Companies nor any of their respective Subsidiaries is undertaking, nor has any of them completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or released, discharged or disposed of on, or transported to or from, any property owned or operated by any of the Companies or any of their respective Subsidiaries have been disposed of in a manner that does not violate, and could not reasonably be expected to give rise to liability under, any applicable Environmental Law.

                  (d) None of the Companies nor any of their respective Subsidiaries has received any notice from any Governmental Authority regarding any violation or alleged violation of, noncompliance or alleged noncompliance with, or liability or potential liability under or in respect of, any Environmental Law or Environmental Permit by such Company or any such Subsidiary, nor does such Company or any such Subsidiary have knowledge or have any reason to believe that any such notice will be received or is being threatened.

5.20.    NO BURDENSOME AGREEMENTS.

                  None of the Companies nor any of their respective Subsidiaries is a party to any loan or purchase agreement, indenture, mortgage, deed of trust, lease, instrument, contract or other agreement or subject to any Requirement of Law or any charter or corporate or other similar restriction that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.21.    EXISTING INDEBTEDNESS; FUTURE LIENS.

                  (a) Schedule 5.21 attached hereto sets forth a complete and correct list of all outstanding Indebtedness of the Companies and each of their respective Subsidiaries as of the Purchase Date and the maturity dates of all such Indebtedness. None of the Companies nor any of their respective Subsidiaries is in default, and no waiver of default is currently in effect, in the payment of any principal of or interest on any Indebtedness of any Company or any such Subsidiary, and no event or condition exists with respect to any Indebtedness of any such Company or any such Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable, or would require an offer to prepay, redeem, repurchase, purchase or defease such Indebtedness to be made, in each case prior to its stated maturity or its regularly scheduled dates of payment.

                  (b) None of the Companies nor any of their respective Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property or assets, whether now owned or hereafter acquired, to be subject to a Lien not expressly permitted under Section 9.2.

5.22.    SOLVENCY.

                  Each of the Companies is and the Companies and their respective Subsidiaries, taken as a whole, are, and upon giving effect to the issuance and sale of all of the Notes and the other transactions contemplated hereby will be, Solvent.

5.23.    RELATED PARTY TRANSACTIONS.

                  Except as set forth on Schedule 9.1 attached hereto:

                  (a) no officer or director of the Companies and no member of the immediate family of any officer or director thereof is indebted to any of the Companies in any amount, nor are any of the Companies indebted to (or committed to make loans or extend or guarantee credit to or otherwise to make Investments in) any of them;

                  (b) to the best knowledge of the Companies, neither any officer or director of any of the Companies nor any member of the immediate family of any officer or director thereof has any direct or indirect ownership or profit interest in any corporation or other entity with which any Company is affiliated or with which any Company has an ongoing business relationship, or in any corporation or other entity that competes with the Company, that exceeds 1% of the aggregate ownership and profit interests therein; and

                  (c) no officer or director of any Company and no member of the immediate family of any officer or director thereof has any direct or indirect financial interest in any material contract of either Company.

5.24.    MATERIAL CONTRACTS.

                  (a) Except for the agreements, contracts, plans, leases, arrangements and commitments set forth in Schedule 5.24 attached hereto, none of the Companies nor any of their respective Subsidiaries is a party or subject to any agreement, contract, plan, lease, arrangement or commitment that (i) is material to the business, condition (financial or otherwise), operations, results of operations, assets, property or liabilities of such Company and its Subsidiaries, taken as a whole, (ii) provides for the purchase in excess of $100,000 of materials, supplies, goods, services, equipment or other property or assets, except in the ordinary course of business, (iii) involves any partnership, joint venture or other similar arrangement or (iv) restricts such Company or any of its Subsidiaries from engaging in or competing in any line of business, with any Person or in any geographic area.

                  (b) Each agreement, contract, plan, lease, arrangement and commitment disclosed or required to be disclosed pursuant to clause (a) of this Section 5.24 is the legal, valid and binding obligation of such Company a party thereto or its applicable Subsidiary, enforceable against such Company or such Subsidiary in accordance with its terms, and is in full force and effect; and none of such Company or any of its Subsidiaries or, to the best knowledge of such Company, any other party thereto is in default in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

5.25.    PARI PASSU OBLIGATIONS.

                  The Obligations for the payment of money of each of the Companies under this Agreement and the other Note Documents rank senior in right of payment to all other Obligations for the payment of money of such Company other than the outstanding Indebtedness of the Company described on Schedule 5.25 attached hereto and any purchase money Indebtedness of the Company incurred pursuant to Section 9.3(c). The Obligations for the payment of money of the Company under this Agreement and the other Note Documents rank at least pari passu in right of payment with all outstanding Indebtedness of the Company described on Schedule 5.21 attached hereto and all purchase money Indebtedness of the Company incurred pursuant to Section 9.3(c).

5.26.    NO SIGNIFICANT SUBSIDIARIES.

                  None of the Subsidiaries of the Companies is a "significant subsidiary" within the meaning of Regulation S-X promulgated by the Securities and Exchange Commission under the Securities Act.

5.27.    MANAGEMENT AGREEMENT.

                  The Management Agreement between First New England and O&W has been validly authorized and duly executed and delivered by each of the parties thereto and constitutes the legal, valid and binding obligation of each party thereto, enforceable against each party thereto in accordance with its terms, except to the extent that the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies and by general principles of equity.


5.28.    NO POWER OF ATTORNEY.

                  Neither Company has granted a power of attorney to any Person that would allow such Person to sign or file any financing statement, mortgage, indenture, document, agreement or other instrument that grants or creates a Lien on any Collateral or any of the Companies' assets.

6.       REPRESENTATIONS AND COVENANTS OF EACH OF THE PURCHASERS.

6.1.     PURCHASE FOR INVESTMENT.

                  You represent that you are purchasing the Notes and the Warrants for your own account or for one or more separate accounts maintained by you, in each case for investment and not with a view to the distribution thereof or with any present intention of distributing or selling the Notes or the Warrants; provided that the disposition of your property shall at all times be within your control.

6.2.     ACCREDITED INVESTOR.

                  You are an "accredited investor" (as defined in Rule 501 of Regulation D under the Securities Act) and by reason of your business and financial experience, and the business and financial experience of those Persons retained to advise you with respect to your investment in the Notes and the Warrants, and you, together with such advisors, have such knowledge, sophistication and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment, and are able to bear the economic risk of such investment and, at the present time, are able to afford a complete loss of such investment. You are not purchasing the Notes and the Warrants in reliance upon any investigation made by any of the other Purchasers, their Affiliates or Lazard Freres & Co. LLC.

6.3.     POWER AND AUTHORITY.

                  You confirm that you have the legal right and power and all authority required to execute and deliver and to carry out the terms of this Agreement and all other documents or instruments required hereby to which you are a party.

7.       PREPAYMENTS AND REDEMPTIONS OF THE NOTES.

7.1.     OPTIONAL PREPAYMENTS OF THE NOTES.

                  The Companies may, at their option, upon not less than five Business Days' prior written notice to the holders of the Notes, prepay all or any part of the Notes, in an aggregate principal amount of $1,000,000 or integral multiples of $100,000 in excess thereof (or, if less, the remaining aggregate principal amount of all Notes outstanding at such time), at a purchase price in cash equal to 100% of the aggregate principal amount of the Notes so prepaid, plus all accrued and unpaid interest thereon, if any, to the date of such prepayment. Each notice of an optional prepayment of the Notes pursuant to this Section 7.1 shall specify the date fixed for such prepayment, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 7.4) and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall state that such prepayment is to be made pursuant to this Section 7. 1.

7.2. OFFER TO REPURCHASE NOTES AND REDUCE COMMITMENTS IN RESPECT OF A CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control, each holder of the Notes will have the right to require the Companies to repurchase all or any portion (equal to $1,000,000 or an integral multiple of $100,000 in excess thereof) of the Notes of such holder pursuant to an offer made in the manner described below (each, a "CHANGE OF CONTROL OFFER"), at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such repurchase (the "CHANGE OF CONTROL PAYMENT"). Within three Business Days following any Change of Control, the Companies shall deliver a notice, by facsimile confirmed the same day by overnight courier service, to each holder of the Notes stating:

                  (i) that the Change of Control Offer is being made pursuant to this Section 7.2 and that all Notes tendered shall be accepted for repurchase;

                  (ii) the parties, and the events or circumstances giving rise, to the Change of Control for which such Change of Control Offer is being made, in reasonable detail;

                  (iii) the repurchase price for the Note or Notes of such holder and the Change of Control Repurchase Date therefor;

                  (iv) that any Note not tendered for repurchase shall continue to accrue interest in accordance with the terms thereof;

                  (v) that, unless the Companies default in the payment of the Change of Control Payment, all Notes accepted for repurchase pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Repurchase Date; and

                  (vi) that holders whose Notes are being tendered for repurchase only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

The Companies shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. Any holder of the Notes that elects to have all or a portion of its Notes repurchased as part of the Change of Control Offer shall deliver notice to the Companies of its election at least three Business Days prior to the scheduled Change of Control Repurchase Date. Any holder of a Note that does not deliver to the Companies notice accepting the Change of Control Offer at least three Business Days prior to the Change of Control Repurchase Date shall be deemed to have rejected such Change of Control Offer. Notwithstanding the foregoing provisions of this subsection (a), the failure of the Companies to deliver the notice referred to in the third sentence of this subsection (a) to any holder of the Notes shall not affect or impair the obligation of the Companies to purchase any Note from such holder on the applicable Change of Control Repurchase Date.

                  (b) On a date that is no earlier than 30 days nor later than 60 days from the date that the Companies deliver or cause to be delivered notice of the Change of Control to the holders or, if the Companies fail to deliver such notice or cause such notice to be delivered, on the date that is 30 days after the occurrence of such Change of Control (the "CHANGE OF CONTROL REPURCHASE DATE"), the Companies (i) shall, to the extent lawful, accept for repurchase all Notes or portions thereof properly tendered in response to the Change of Control Offer, (ii) shall pay to each of the holders of the Notes so accepted the Change of Control Payment for its Notes and (iii) shall deliver to each holder of Notes that only tendered a portion of its Notes new Notes equal in aggregate principal amount to the unpurchased portion of the Notes surrendered, if any, by such holder.

7.3.     MANDATORY REDEMPTIONS OF THE NOTES.

                  (a) Upon receipt by any of the Companies or any of their respective Subsidiaries of the Net Cash Proceeds from (i) the issuance or incurrence by such Company or any of its Subsidiaries of any Indebtedness (other than Indebtedness issued or incurred pursuant to any of Sections 9.3(c) through 9.3(h) and (ii) the sale or issuance by such Company or any of its Subsidiaries of any shares of its capital stock (or other ownership or profit interests therein)

(other than any such sale or issuance arising pursuant to the Warrant Agreements or those option and incentive plans as in effect on the Purchase Date and set forth on Part II of Schedule 5.1 attached hereto), any securities convertible into or exchangeable for shares of its capital stock (or other ownership or profit interests therein) or any warrants, options or other rights for the purchase or acquisition of any shares of its capital stock (or other ownership or profit interests therein), the Companies shall redeem outstanding Notes in an amount equal to the lesser of (1) 100% of the aggregate principal amount of all Notes outstanding on the date of such redemption and (2) the amount of such Net Cash Proceeds, in either case plus all accrued and unpaid interest on the principal amount of the Notes so redeemed to the date of such redemption and all fees, expenses and other payments due and payable to the holders of the Notes under the Note Documents on such date.

                  (b) Upon receipt by any of the Companies or any of their respective Subsidiaries of Net Cash Proceeds from any Asset Sale (other than Asset Sales effected in the ordinary course of the applicable Company's or the applicable Subsidiary's business consistent with past practice), the Companies shall redeem outstanding Notes in an amount equal to the lesser of (i) 100% of the aggregate principal amount of all Notes outstanding on the date of such redemption and (ii) the amount of such Net Cash Proceeds, in either case plus all accrued and unpaid interest on the principal amount of the Notes so redeemed to the date of such redemption and all fees, expenses and other payments due and payable to the holders of the Notes under the Note Documents on such date.

7.4.     ALLOCATION OF PARTIAL PREPAYMENTS.

                  In the case of each partial prepayment, repurchase or redemption of the Notes pursuant to Section 7.1, 7.2 or 7.3, the principal amount of the Notes to be prepaid, repurchased or redeemed shall be allocated (in integral multiples of $1,000) among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, repurchase or redemption, with adjustments to the extent practicable to compensate for any prior prepayments, repurchases or redemptions not made exactly in such proportion.

7.5.     MATURITY; SURRENDER, ETC.

                  In the case of each prepayment, repurchase or redemption of the Notes pursuant to Section 7.1, 7.2 or 7.3, the principal amount of each Note to be prepaid, repurchased or redeemed shall mature and become due and payable on the date fixed for such prepayment, repurchase or redemption, together with accrued and unpaid interest on such principal amount to such date. From and after such date, unless the Companies shall fail to pay such principal amount when so due and payable, together with the accrued and unpaid interest thereon as aforesaid, interest on such principal amount shall cease to accrue. Any Note prepaid, redeemed or repurchased in full shall be surrendered to an authorized representative of the Companies and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid, repurchased or redeemed principal amount of any Note.

7.6.     PURCHASE OF NOTES.

                  The Companies will not and will not permit any of their respective Subsidiaries or Affiliates to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment, prepayment or repurchase of the Notes in accordance with the terms of this Agreement and the Notes. The Companies will promptly cancel all Notes acquired by it pursuant to any payment, prepayment or purchase of Notes in accordance with the terms of this Agreement and the Notes, and no Notes may be issued in substitution or exchange for any such Notes.

8.       AFFIRMATIVE COVENANTS.

                  From the date of this Agreement and, thereafter, so long as any of the Notes shall be outstanding, each of the Companies will at all times perform and comply, and will cause each of their respective Subsidiaries to perform and comply, with each of the following covenants:

8.1.     INFORMATION COVENANTS.

                  The Companies will furnish to each holder of the Notes:

                  (a) Monthly Reports. As soon as available and in any event within 25 days after the end of each fiscal month of the Companies, commencing with the fiscal month ending July 31, 1997, (i) the consolidated statement of operations of the Companies and their respective Subsidiaries for each such fiscal month, (ii) cash flow projections for the Companies and their respective Subsidiaries for the following 12 months, and (iii) a statement of any acquisition by the Companies of any dental care practices acquired within such period, in form and detail reasonably acceptable to the Required Holders.

                  (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of the Companies in each Fiscal Year, the consolidated balance sheet of the Companies and their respective Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of operations, stockholders' equity and cash flows of the Companies and their respective Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such fiscal quarter, in each case setting forth in comparative form the consolidated figures for the corresponding period in the immediately preceding Fiscal Year, all of the above-described financial statements to be in substantially the form of the unaudited consolidated financial statements, as applicable, of the Companies and their respective Subsidiaries for the fiscal quarter of the Companies ended March 31, 1997 that are referred to in
         Section 5.5(a) or otherwise in form and substance reasonably acceptable to the Required Holders, and duly certified by a Senior Financial Officer of each of the Companies as (A) fairly presenting, subject to normal year-end audit adjustments and inclusion of footnotes, the consolidated financial condition, results of operations and cash flows of the Companies and their respective Subsidiaries for such fiscal quarter and (B) having been prepared in accordance with generally accepted accounting principles in effect for such fiscal quarter covered thereby and consistently applied.

                  (c) Annual Financial Statements. As soon as available and in any event within 120 days after the close of each Fiscal Year, the consolidated balance sheet of the Companies and their respective Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of operations, stockholders' equity and cash flows of the Companies and their respective Subsidiaries for such Fiscal Year, in each case setting forth in comparative form the consolidated figures for the immediately preceding Fiscal Year, all of the above-described financial statements to be in substantially the form of the audited consolidated financial statements of the Companies and their respective Subsidiaries for the Fiscal Year ended December 31, 1996 that are referred to in Section 5.5(a) or otherwise in form and substance reasonably acceptable to the Required Holders, and audited by KPMG Peat Marwick LLP or other independent accountants of recognized national standing reasonably acceptable to the Required Holders, together with:

                           (i) an opinion of KPMG Peat Marwick LLP or such other accountants, as the case may be, (A) to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles in effect for the Fiscal Year covered thereby and consistently applied and
                  (B) that is not limited as to the scope of the audit or qualified as to the status of the Companies and their respective Subsidiaries as a going concern or otherwise qualified in any manner not reasonably acceptable to you; and

                           (ii) management's discussion and analysis of the important operational and financial developments of the Companies and their respective Subsidiaries during such Fiscal Year.

                  (d) Compliance Certificate. At the time of delivery of the consolidated financial statements of the Companies and their respective Subsidiaries provided for in Sections 8.1(b) and 8.1(c), a compliance certificate of the Companies, in substantially the form of Exhibit G hereto, duly certified by a Senior Financial Officer thereof,
         (i) stating that, to the best of such Senior Financial Officer's knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Companies have taken and propose to take with respect thereto, and (ii) setting forth (A) a description in reasonable detail of all of the changes, if any, from GAAP in the generally accepted accounting principles applied in the preparation of such financial statements and (B) a statement of reconciliation if and to the extent necessary for determining whether any of the changes in the generally accepted accounting principles applied in the preparation of such financial statements would affect the calculation of, or compliance with, the covenant set forth in Section 10, conforming the financial statements that accompany such compliance certificate to GAAP.

                  (e) Annual Budgets. As soon as practicable and in any event within 30 days after the end of each Fiscal Year, commencing with the Fiscal Year ending December 31, 1997, an annual budget of the Companies and their respective Subsidiaries, in form satisfactory to the Required Holders, consisting of (i) pro forma financial statements for the next succeeding Fiscal Year of the Companies, accompanied by the statement of a Senior Financial Officer of each of the Companies to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby and (ii) such other projections and forecasted information as the Required Holders may from time to time reasonably request.

                  (f) Auditor's Reports. Promptly upon receipt thereof, copies of all "management letters" or other written reports submitted to any of the Companies or any of their respective Subsidiaries by KPMG Peat Marwick LLP or any other independent accountants of the Companies or any of their respective Subsidiaries in connection with each annual, interim or special audit of its financial statements made by such accountants (including, without limitation, any comment letter submitted by such accountants to management of any such Company or any such Subsidiary in connection with their annual audit and any reports addressing internal accounting controls of any such Company or any such Subsidiary submitted by such accountants), and all responses of the management of any such Company or such Subsidiary thereto.

                  (g) SEC and Other Reports. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and any reports or notices to or from, the Securities and Exchange Commission or any successor agency thereto, and copies of all financial statements, proxy statements, notices and reports that any Company or any of their Subsidiaries shall send to any holder of Indebtedness owed by any Company or any of their respective Subsidiaries pursuant to the terms of the documentation governing such Indebtedness or to any trustee, agent or other representative therefor and (ii) copies of all press releases and other statements made available by any Company or any of their respective Subsidiaries to the public.

                  (h) Notice of Default, Etc. Promptly, and in any event within three Business Days after a Responsible Officer obtains knowledge thereof, notice of the occurrence of (i) each Default or Event of Default, or any event, development or occurrence that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, setting forth in reasonable detail the nature of such Default or Event of Default or event, development or occurrence and the action that the Companies have taken and propose to take with respect thereto, (ii) any actual or threatened revocation, termination, cancellation, denial or impairment of, or refusal to renew or extend, or modification or other change to, any Governmental Authorization necessary or desirable for any Company or any of their respective Subsidiaries to own or lease and operate their respective property and assets or to conduct their respective businesses as conducted or as proposed to be conducted and (iii) a Change of Control or any change in the members of the board of directors of, or any material change in the management of, any Company or any of their respective Subsidiaries.

                  (i) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigations and proceedings of the types described in Section 5.8 in any court or before any arbitrator or by or before any Governmental Authority of any kind binding upon or affecting any of the Companies or any of their respective Subsidiaries or any of their respective property or assets.

                  (j) ERISA Matters. Promptly and in any event within three Business Days after a Responsible Officer obtains knowledge of any of the following, a notice setting forth the nature thereof and the action, if any, that the Companies or any ERISA Affiliate proposes to take with respect thereto:

                           (i) any event or condition that constitutes, or could reasonably be expected to result in, a Termination Event;

                           (ii) with respect to any Multiemployer Plan, the receipt of any notice of any Withdrawal Liability assessed against any Company or any ERISA Affiliate, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA);

                           (iii)    the taking by the PBGC of steps to
                  institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                           (iv) the failure to make payment in full on or before the due date (including extensions thereof) of all amounts that any Company or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Internal Revenue Code with respect thereto;

                           (v) any funding deficiency with respect to one or more Plans in excess of $100,000 or any other change in the funding status of any Plan that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

                           (vi) any event, transaction or condition not otherwise described in this subsection (j) that could result in the incurrence of any liability by any Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Internal Revenue Code relating to ERISA Plans, or in the imposition of any Lien on any of the rights, properties or assets of any Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect.

         Promptly upon your reasonable request, such additional information concerning any ERISA Plan as you may have reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series) and all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Internal Revenue Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (k) Environmental Matters. Promptly and in any event within three Business Days after a Responsible Officer of any Company obtains knowledge thereof, notice of the occurrence of one or more of the following:

                           (i) any pending or threatened Environmental Action against any Company or any of their respective Subsidiaries or any of the property owned or operated by any such Company or any such Subsidiary;

                           (ii) any condition or occurrence on or arising from any property owned or operated by any Company or any of their respective Subsidiaries that (A) results or is alleged to have resulted in noncompliance by such Company or any such Subsidiary with any applicable Environmental Law or (B) could reasonably be expected to form the basis of an Environmental Action against such Company or any such Subsidiary or any of their respective property; and

                           (iii) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any property owned or operated by any Company or any of their respective Subsidiaries as required by any Environmental Law, any Environmental Permit or any Governmental Authority.

         All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence, removal or remedial action and such Company's or such Subsidiary's response thereto. In addition, the Companies will provide you with copies of all reports, notices and written information to and from the United States Environmental Protection Agency or any state or local agency responsible for environmental matters, all communications with any Person (other than its attorneys) relating to any Environmental Action of which notice is required to be given pursuant to this subsection (k), and such detailed reports of any such Environmental Action as the Required Holders may from time to time reasonably request.

                  (l) Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing all insurance coverage maintained by the Companies and their respective Subsidiaries, specifying therein the type, carrier, amount, deductibles and co-insurance requirements and expiration date thereof and containing such additional information as the Required Holders may from time to time reasonably request.

                  (m) Indebtedness Documents. Promptly after the occurrence thereof or the request therefor, copies of any amendment, waiver or other modification of the terms of any of the Indebtedness of any Company or any of their respective Subsidiaries and outstanding in an aggregate amount of at least $100,000, or any notice of default delivered thereunder.

                  (n) Acquisitions. Promptly after the occurrence thereof and request therefor, copies of all documents executed in connection with any acquisition of a dental care practice, including, without limitation, any projections or formal information received by the Companies or prepared by the Companies in connection with such acquisition; provided, however, that the Companies shall, without notice or request therefor, provide the Major Purchaser with such documents promptly after occurrence thereof.

                  (o) Requested Information. With reasonable promptness, such other information and documents relating to the condition (financial or otherwise), business, operations, results of operations, performance, property, assets or liabilities of any Company or any of its Subsidiaries as may from time to time be reasonably requested by the Required Holders.

8.2.     COMPLIANCE WITH LAW.

                  (a) Each of the Companies will and will cause each of their respective Subsidiaries to (i) comply with all Requirements of Law to which each of them and their respective property and assets are subject and all applicable restrictions imposed on each of them and their property and assets by any Governmental Authority (including, without limitation, ERISA and all Environmental Laws), and (ii) except as provided in Section 8.6, obtain and maintain in effect all Governmental Authorizations that are necessary (A) to own or lease and operate their respective property and assets and to conduct their respective businesses as presently conducted, except where and to the extent that the failure to obtain or maintain in effect any such Governmental Authorization, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (B) for the due execution, delivery, recordation, filing or performance by any of the Obligors of this Agreement or any of the other Note Documents to which it is or is to be a party, or for the consummation of the sale and purchase of the Notes or any of the other transactions contemplated hereby and thereby, except for such Governmental Authorizations as are described on Schedule 5.7 attached hereto, all of which will be obtained or made in accordance with the terms of the Note Documents and, thereafter, will be in full force and effect.

                  (b) None of the Companies nor any of their respective Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any property now or hereafter owned or operated by such Company or any such Subsidiary, or transport or permit the transportation of Hazardous Materials to or from any such property, except for Hazardous Materials used or stored at any such property in compliance with all applicable Environmental Laws and Environmental Permits and reasonably required in connection with the operation, use and maintenance of any such property in the ordinary course of such Company's or any such Subsidiary's business.

8.3.     MAINTENANCE OF INSURANCE.

                  Each of the Companies will and will cause each of their respective Subsidiaries to maintain insurance with respect to their respective properties, assets and businesses with insurers that have, or that have directly reinsured such insurance with insurers that have, an A.M. Best Company claims paying ability rating of "A-" (or the then equivalent rating) and against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of companies of established reputations engaged in the same or a similar business and similarly situated, as may otherwise be required by applicable Requirements of Law or by the Collateral Documents or as may otherwise be reasonably required by the Required Holders, including, without limitation, workers' compensation insurance, liability insurance, casualty insurance and business interruption insurance.

8.4.     MAINTENANCE OF PROPERTIES.

                  Each of the Companies will and will cause each of their respective Subsidiaries to maintain and keep their respective properties and assets in good repair, working order and condition (other than as a result of ordinary wear and tear or casualty and condemnation).

8.5.     PAYMENT OF TAXES AND CLAIMS; PERFORMANCE OF MATERIAL OBLIGATIONS.

                  (a) Each of the Companies will and will cause each of their respective Subsidiaries to pay and discharge all taxes, assessments, levies, fees and other governmental charges imposed upon them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, levies, fees and other governmental charges have become due and payable and before they have become delinquent, and all claims for which sums have become due and payable that have resulted or could result in a Lien upon any of the property or assets of any Company or any of its Subsidiaries; provided, however, that none of the Companies nor any of their respective Subsidiaries shall be required to pay or to discharge any such tax, assessment, levy, fee, other charge or claim the amount, applicability or validity of which is being contested in good faith and by appropriate proceedings diligently conducted and with respect to which such Company or such Subsidiary, as the case may be, has established reserves in accordance with generally accepted accounting principles in effect from time to time, unless and until any Lien resulting therefrom attaches to its property and assets and becomes enforceable by its other creditors, and only for so long as the failure to pay or to discharge any such tax, assessment, levy, fee, other charge or claim, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) Each of the Companies will and will cause each of their respective Subsidiaries to perform all of its obligations under the terms of each loan or purchase agreement, indenture, mortgage, deed of trust, lease, instrument, contract and other agreement binding on or affecting it, except where the failure to so perform, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

8.6.     PRESERVATION OF CORPORATE EXISTENCE, ETC.

                  (a) Each of the Companies will preserve and keep in full force and effect its corporate existence, good standing and rights in the state of its organization. Each of the Companies will preserve and keep in full force and effect the corporate existence and good standing of each of their respective Subsidiaries and all permits, licenses, approvals, rights, privileges and franchises of such Company and its respective Subsidiaries; provided, however, that any of the Companies or their respective Subsidiaries may consummate any merger, consolidation, liquidation, dissolution or winding up otherwise permitted under Section 9.6; and provided further, however, that nothing in
Section 8.2 or in this sentence of Section 8.6(a) shall prevent the Companies or any of their respective Subsidiaries from terminating or failing to preserve and keep in full force and effect any such permit, license, approval, right, privilege or franchise if such applicable Company has determined in its good faith judgment that such termination or failure to preserve, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) Each of the Companies will and will cause each of their respective Subsidiaries to duly qualify and to remain duly qualified as a foreign corporation or other entity, and to be and remain in good standing, in each jurisdiction in which the ownership, lease or operation of its property and assets or the conduct of its businesses requires such qualification, except in any such jurisdiction in which the failure to be so qualified or in good standing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

8.7.     MAINTENANCE OF BOOKS AND RECORDS; INSPECTION.

                  (a) Each of the Companies will and will cause each of their respective Subsidiaries to keep proper records and books of account in which complete, correct and reasonably detailed entries shall be made of all financial transactions and of all of the property, assets and businesses of such Company and each such Subsidiary (including, without limitation, the establishment and maintenance of adequate and appropriate reserves) in conformity with generally accepted accounting principles in effect from time to time and all Requirements of Law. Each of the Companies will mark all of its books and records relating to the Collateral (including, without limitation, its share register) in such a manner as to properly evidence the Collateral Documents and the Liens and security interests created thereunder.

                  (b) Each of the Companies shall and shall cause each of their respective Subsidiaries to permit the Major Purchaser, the Collateral Agent and any of the agents or representatives thereof, upon reasonable notice, during normal business hours and at the expense of the Companies, at any time and from time to time to visit and inspect any of the offices or properties of, and to examine and make copies of and abstracts from the records and books of account of, the Companies and/or any of their respective Subsidiaries, and to discuss the affairs, finances and accounts of such Company and/or any such Subsidiary, as the case may be, with, and be advised as to the same by, their officers, directors and independent accountants (and, by this Subsection (b), the Companies authorize each such officer, director and independent accountant to discuss the affairs, finances and accounts of such Company and its Subsidiaries with such Person).

8.8.     USE OF PROCEEDS.

                  The Company will use the proceeds of the sale and purchase of the Notes solely for the purposes set forth in Section 5.15(a).

8.9.     SEARCH REPORTS.

                  The Companies will, as promptly as practicable after the Purchase Date but not later than 30 days after the Purchase Date, deliver to the Collateral Agent completed requests for information listing the financing statements referred to in Section 3.l(c)(i) and all other effective financing statements filed in the jurisdictions referred to in Section 3.1(c)(i) that name any of the Companies or their respective Subsidiaries as debtor, together with copies of such other financing statements.

8.10.    ADDITIONAL SUBSIDIARIES.

                  Promptly upon any Person becoming a direct or indirect Subsidiary of either Company after the Purchase Date, such Company shall immediately provide written notice thereof to the Collateral Agent and the Required Holders, setting forth with specificity a description of such Subsidiary and of all material real and personal property owned or leased by it. The Companies shall also promptly, and in event within ten (10) Business Days of such Person becoming a Subsidiary, cause such Subsidiary to execute and deliver to the Collateral Agent a guaranty, in form and substance satisfactory to the Required Holders, together with such security agreements and other documents as may be required or appropriate under the law of the jurisdiction in which such Subsidiary or its property is located, and such assignments, financing statements and other documents as shall in the sole opinion of the Required Holders and the Collateral Agent be necessary or advisable in order that such Subsidiary grant to the Collateral Agent valid and perfected first priority Liens in all of the personal property of such Subsidiary. The Obligations of each Subsidiary of the Companies pursuant to a guaranty shall constitute senior Indebtedness of such Subsidiary and rank pari passu in right of payment with all unsubordinated Indebtedness of such Subsidiary and senior in right of payment to any subordinated Indebtedness of such Subsidiary. The Companies or such Subsidiary shall also deliver one or more opinions of counsel to the Companies or such Subsidiary (including opinions of local counsel) covering such legal matters with respect to such agreements and other instruments and documents as the Required Holders or the Collateral Agent may reasonably request. All of such agreements, instruments, opinions, certificates as to solvency, where required, and document shall be reasonably satisfactory in form and substance in all respects to counsel to the Collateral Agent and the Required Holders.

                  Except as permitted by this Agreement and the Note Documents, the Companies shall not sell, transfer or otherwise dispose of any shares of stock in any of their Subsidiaries, nor permit any of their Subsidiaries to issue any shares of stock of any class whatsoever to any Person (other than to the Companies).

8.11.    APPOINTMENT OF DIRECTORS.

                  First New England will, at all times prior to December 31, 1997, cause no less than one director selected by the Major Purchaser in its sole discretion to be seated and to remain on the Board of Directors of First New England and, at such director's sole discretion, be a member of each committee of such Board of Directors, whether existing on the Purchase Date or created thereafter; and, thereafter, cause no less than two directors selected by the Major Purchaser in its sole discretion to be seated and to remain on the Board of Directors of First New England and, at least one director, at such director's sole discretion, be a member of each committee of such Board of Directors, whether existing on the Purchase Date or created thereafter.

8.12.    DESIGNATION OF SHARES OF COMMON STOCK.

                  In the event that First New England engages in an initial public offering of its Common Stock, First New England agrees that it shall designate for offer and sale in such offering (including, without limitation, the registration of such Common Stock under the Securities Act, and the provisions therefor in the prospectus relating to such offering) to the Purchasers an aggregate of ten percent (10%) of the number of shares of Common Stock being sold pursuant to such offering at a purchase price per share equal to the per share price offered to the public; provided, however, that in the event that (i) the sole or lead managing underwriter shall reasonably request in writing that First New England not so designate all or a portion of such shares of Common Stock, (ii) the designation of all or a portion of such shares of Common Stock shall violate any laws, or (iii) the designation of all or a portion of such shares of Common Stock shall prevent the Common Stock from being listed for trading on the primary exchange selected by First New England, First New England shall be required to designate such shares as would not cause the occurrence of one of the events specified in clauses (i), (ii) and (iii).

9.       NEGATIVE COVENANTS.

                  From the date of this Agreement and, thereafter, so long as any of the Notes shall be outstanding, each of the Companies will perform and comply, and will cause each of its Subsidiaries to perform and comply, at all times with each of the following covenants:

9.1.     LIMITATIONS ON TRANSACTIONS WITH AFFILIATES.

                  Each of the Companies will not and will not permit any of its Subsidiaries to directly or indirectly enter into, renew, extend or engage in any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any of its Affiliates, except upon fair and reasonable terms no less favorable to such Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate thereof; provided that the foregoing restrictions of this Section 9.1 shall not apply to:

                  (a) the transactions described on Schedule 9.1 attached hereto;

                  (b) any transaction or series of related transactions solely between or among the Companies (or one or more of the Companies) and one or more of their respective Subsidiaries or between or among Subsidiaries of the Companies, to the extent such transactions or series of related transactions are otherwise permitted under the terms of the Note Documents;

                  (c)      transactions otherwise permitted under Section 9.5;
         and

                  (d) the payment of reasonable and customary director fees to directors of First New England that are not employees thereof.

9.2.     LIMITATIONS ON LIENS.

                  (a) Each of the Companies will not and will not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Lien on or with respect to any of its property or assets of any character, whether now owned or hereafter acquired, to file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names such Company or any of its Subsidiaries as debtor, to sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof), to sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to such Company or any of its Subsidiaries), or to assign any accounts or other right to receive income; excluding, however, from the operation of the foregoing restrictions of this Section 9.2 the following:

                  (i)      Permitted Liens;

                  (ii) Liens in favor of the Collateral Agent for the benefit of the Purchasers created under the Collateral Documents;

                  (iii) Liens existing on the date of this Agreement and described in Schedule 9.2 attached hereto;

                  (iv) purchase money Liens upon or in property or assets acquired or held by any Company or any of its Subsidiaries in the ordinary course of business to secure the purchase price of any such property or asset or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such property or asset to be subject to such Liens, or Liens existing on any such property or asset at the time of or within 90 days after the date of its acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price of such property or asset); provided, however, that no such Lien shall extend to or cover any property or assets other than the property or asset being so acquired, constructed or improved; and provided, however, that the aggregate principal amount of Indebtedness secured by Liens permitted under this clause (iv) shall not exceed the lesser of
         (A) the
         cost to the applicable Company or the applicable Subsidiary of the property or asset to be subject to any such Lien and (B) the amount otherwise permitted to be incurred therefor under the terms of this Agreement;

                  (v) Liens arising in connection with Capitalized Leases otherwise permitted under Section 9.3(d); provided that no such Lien shall extend to or cover any property or assets other than the property and assets subject to such Capitalized Leases;

                  (vi) Liens upon any property and assets (other than any shares of capital stock of, or other ownership or profit interests in, any Person) existing at the time such property or asset is purchased or otherwise acquired by any Company or any of its Subsidiaries; provided that, in each case, any such Lien was not created in contemplation of such purchase or other acquisition and does not extend to or cover any property or assets other than the property or asset being so purchased or otherwise acquired; and provided further that any Indebtedness or other obligations secured by such Liens shall otherwise be permitted under the terms of the Note Documents;

                  (vii) deposits to secure the performance of leases of property (whether real, personal or mixed) of any Company and its Subsidiaries (excluding Capitalized Leases) in the ordinary course of business; and

                  (viii) the replacement, extension or renewal of any Lien permitted under clause (iv) or (v) of this Section 9.2(a) solely upon or in the same property and assets theretofore subject thereto; provided that any Indebtedness secured by such Liens shall otherwise be permitted under the terms of the Note Documents.

                  (b) Each of the Companies will not and will not permit any of its Subsidiaries to enter into, assume or suffer to exist any agreement prohibiting, conditioning or otherwise restricting the creation or assumption of any Lien upon any of its property or assets, whether now owned or hereafter acquired, or requiring the grant of any assignment or security for any Obligation if an assignment or security is given for any other Obligation, other than:

                  (i)      any such agreement with the Purchasers;

                  (ii) any such agreement evidencing or setting forth the terms of any Indebtedness described in Schedule 5.21 attached hereto, to the extent such agreement is in effect on the date hereof;

                  (iii) any such agreement prohibiting other encumbrances on specific property and assets of any Company or of its Subsidiaries, which agreement secures the payment of Indebtedness incurred solely to acquire, construct or improve such property or assets or to finance the purchase price therefor and which Indebtedness is otherwise permitted to be incurred under the terms of this Agreement;

                  (iv) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; and

                  (v) any restriction or encumbrance imposed pursuant to an agreement that has been entered into by any Company or any of its Subsidiaries for any Asset Sale so long as such Asset Sale is otherwise permitted under the terms of the Note Documents.

9.3.     LIMITATIONS ON INDEBTEDNESS.

                  Each of the Companies will not and will not permit any of its Subsidiaries to directly or indirectly create, incur, assume, guarantee or suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness other than:

                  (a)      Indebtedness arising under the Note Documents;

                  (b) Indebtedness existing on the date of this Agreement and described in Schedule 5.21 attached hereto;

                  (c) Indebtedness secured by Liens expressly permitted under Section 9.2(a)(iv) in an aggregate principal amount that, when aggregated with the principal amount of all Indebtedness incurred under this clause (c) and clause (d) of this Section 9.3, does not exceed $750,000 at any time outstanding;

                  (d) Indebtedness evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures made by any Company or any of its Subsidiaries in accordance with the provisions of Section 9.13, which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under this clause (d) and clause (c) of this Section 9.3, does not exceed $750,000 at any time outstanding;

                  (e) Indebtedness existing at the time that any property or asset is purchased or otherwise acquired by any Company or any of its Subsidiaries and is either unsecured or secured solely by such property or asset; provided that such Indebtedness was not incurred in contemplation of such purchase or other acquisition;

                  (f) unsecured Indebtedness of any Company or its Subsidiaries to selling dentists to finance the acquisition of dental facilities otherwise permitted under Section 9.6(h) hereof, provided that such Indebtedness is expressly subordinate in writing, in form and substance satisfactory to the Required Holders, to the Obligations under this Agreement, the Notes and the Note Documents;

                  (g) unsecured Indebtedness of any Company and its Subsidiaries not otherwise permitted under this Section 9.3 in an aggregate principal amount not to exceed $250,000 at any time outstanding; and

                  (i) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

9.4.     LIMITATIONS ON SALE-LEASEBACK TRANSACTIONS.

                  Each of the Companies will not and will not permit any of its Subsidiaries to directly or indirectly become or remain liable as lessee or as a guarantor or surety with respect to any lease (including, without limitation, any Capitalized Lease) of any property (whether real, personal or mixed), whether now owned or hereafter acquired, that such Company or such Subsidiary, as the case may be, (a) has sold or transferred or is to sell or transfer in a transaction with such assumption of liability to any other Person other than a Company or (b) intends to use for substantially the same purpose as any other property that has been sold or transferred or is to be sold or transferred by such Person to any other Person in connection with such lease.

9.5.     LIMITATIONS ON RESTRICTED PAYMENTS.

                  Each of the Companies will not and will not permit any of its Subsidiaries to directly or indirectly declare, order, make or set apart any sum for or to pay any Restricted Payment, except for:

                  (a)      Restricted Payments to a Company;

                  (b) the payment of dividends or the making of other distributions by any Subsidiary of a Company to a Company; and

                  (c) the payment of management fees or other fees and expenses pursuant to the management, consulting and other services agreements set forth on Schedule 9.5.

9.6.     LIMITATIONS ON FUNDAMENTAL CHANGES, ASSET SALES, ACQUISITIONS, ETC.

                  Each of the Companies will not and will not permit any of its Subsidiaries to alter the corporate, capital or legal structure of such Company or any such Subsidiary, to wind up, liquidate or dissolve itself (or suffer any liquidation or dissolution), to enter into any transaction of merger or consolidation, or to convey, sell, lease or sublease (as lessor or sublessor), transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing at any future time), or to purchase or otherwise acquire, whether in one transaction or a series of related transactions, any part of the property, assets or business of any Person (or agree to do any of the foregoing at any future time), except that:

                  (a) any Company may merge or consolidate with or into any of its Subsidiaries so long as such Company is the surviving corporation;

                  (b) any wholly owned Subsidiary of any Company may merge or consolidate with or into any other Subsidiary of such Company so long as such wholly owned Subsidiary is the surviving corporation;

                  (c) any Company and its Subsidiaries may make Restricted Payments otherwise permitted to be made under Section 9.5, may make Investments otherwise permitted to be made under Section 9.7; may sell shares of its capital stock otherwise permitted to be sold under
         Section 9.8 and may make Capital Expenditures otherwise permitted to be made under Section 9.13;

                  (d) any Company and its Subsidiaries may sell, lease, sublease, transfer or otherwise dispose of any obsolete, worn out or surplus property and assets thereof or any other property and assets thereof that are no longer useful in the conduct of such Company's or the applicable Subsidiary's business so long as the aggregate book value of all of the property and assets of the Companies and their respective Subsidiaries that are sold, leased, subleased, transferred or otherwise disposed of pursuant to this subsection (d) does not exceed $1,000,000 at any time;

                  (e) any Company and its Subsidiaries may sell, lease, sublease, transfer or otherwise dispose of any of its property and assets, to the extent not otherwise permitted under this Section 9.6, at the fair market value thereof (as determined in good faith by such Company) and for cash; provided that the gross proceeds thereof do not exceed $1,000,000 in the aggregate in any Fiscal Year; and provided further that the Net Cash Proceeds from each such sale, lease, sublease, transfer or other disposition are applied to the redemption of the outstanding Notes pursuant to this Agreement and in accordance with the terms of Sections 7.3;

                  (f) any Company and its Subsidiaries may purchase or otherwise acquire inventory, materials, equipment and intangible assets in the ordinary course of business; and

                  (g) any Company may acquire all (but not less than all) of the capital stock of (or other ownership or profit interests in) any Person and may purchase or otherwise acquire any other property and assets from any Person so long as the aggregate cash and noncash purchase price of all such purchases and acquisitions (including, without limitation, all indemnities to the sellers thereof, all write-downs of property and assets and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) do not exceed $15,000,000 at any time; provided that in the case of any purchase or acquisition made pursuant to this subsection (g):

                           (i) any Subsidiary of such Company or any of its Subsidiaries acquired or created as a result thereof or in connection therewith shall be a wholly owned Subsidiary thereof;

                           (ii) any Subsidiary of such Company or any of its Subsidiaries acquired or created as a result thereof or in connection therewith shall not have any material contingent liabilities other than (i) liabilities acceptable to the Major Purchaser in its sole discretion and (ii) dental malpractice claims that are covered by a valid and binding policy of insurance covering the full payment thereof as long as such insurer has been notified of such claim, and has not disputed the claim made for the payment of, such claim (as determined in good faith by the board of directors of such Company);

                           (iii) any business acquired or invested in shall be substantially the same line of business as that of the Companies and their respective Subsidiaries conducted at the time of such purchase or acquisition in the ordinary course, or a line of business directly related thereto, thereof or in connection therewith;

                           (iv) immediately before and after giving pro forma effect to such purchase or acquisition, no Default or Event of Default shall have occurred and be continuing;

                           (v)      at the time of such purchase or acquisition
                  (A) the Subsidiary acquired or created as a result thereof shall guaranty all of the Obligations pursuant to Section 8.10 and (B) the Collateral Agent, for the benefit of the Purchasers, shall be granted a Lien on and security interest in all assets of the Subsidiary acquired or created as a result thereof and all acquired assets pursuant to Section 8.10; and

                           (vi) any Indebtedness of any Company or its Subsidiaries incurred in connection therewith shall be permitted pursuant to Section 9.3(f).

9.7.     LIMITATIONS ON INVESTMENTS, ETC.

                  Each of the Companies will not and will not permit any of its Subsidiaries to directly or indirectly make or commit or agree to make any advance, loan, guarantee of Obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of capital stock (or other ownership or profit interests), bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (collectively, "INVESTMENTS"), except that the following shall be permitted:

                  (a) any Company and its Subsidiaries may acquire and hold accounts receivable owing to any of them;

                  (b) any Company and its Subsidiaries may acquire and hold cash and Cash Equivalents;

                  (c) any Company and its Subsidiaries may maintain and continue to own the Investments thereof existing on the date of this Agreement and described on Schedule 9.7 attached hereto;

                  (d) any Company and its Subsidiaries may make Restricted Payments otherwise permitted to be made under Section 9.5;

                  (e) any Company and its Subsidiaries may acquire all (but not less than all) of the capital stock of (or other ownership or profit interests in) any Person and, thereafter, may make capital contributions therein; provided that, in each case, such acquisition or capital contribution is otherwise permitted under the terms of the Note Documents;

                  (f)      Investments not otherwise permitted under this
         Section 9.7 in an aggregate amount not to exceed $1,000,000 at any time; and

                  (g) Indebtedness of any Company or its Subsidiaries permitted under Section 9.3(f) and issuance of common stock permitted by Section 9.8(d) in connection with purchases or acquisitions of dental care facilities.

9.8.     LIMITATION ON ISSUANCE OF CAPITAL STOCK.

                  Each of the Companies will not issue or sell or enter into any agreement or arrangement for the issuance and sale of any shares of its capital stock (or other ownership or profit interests therein), any securities convertible into or exchangeable for shares of its capital stock (or other ownership or profit interests therein) or any warrants, options or other rights for the purchase or acquisition of any shares of its capital stock (or other ownership or profit interests therein), except for:

                  (a) transfers and replacements of outstanding shares of capital stock of the Company;

                  (b) issuances of shares of common stock pursuant to the terms of the Warrant Agreements and those stock option and incentive plans as in effect on the Purchase Date set forth on Part II of
         Schedule 5.1 attached hereto;

                  (c) the issuance and sale of shares of capital stock of the Company so long as the Net Cash Proceeds thereof will be applied to repay or redeem the aggregate outstanding principal amount of the Notes, all accrued and unpaid interest thereon, if any, and all fees, expenses and other amounts owing under or in respect of the Note Documents at such time pursuant to Section 7.3; and

                  (d) the issuance and sale of shares of common stock to selling dentists as part of the consideration paid for the acquisition of dental practices permitted under Section 9.6(g).

9.9. LIMITATION ON MODIFICATIONS OF INDEBTEDNESS; MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BYLAWS AND CERTAIN OTHER AGREEMENTS; ETC.

                  Each of the Companies will not and will not permit any of its Subsidiaries (a) to amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any Indebtedness of such Company or any of its Subsidiaries or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, or would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the issuer of such Indebtedness in any respect, (b) except for the Notes and the other Obligations of the Companies and their respective Subsidiaries under or in respect of the Note Documents, to make any voluntary or optional payment, prepayment, redemption or other acquisition for value of any Indebtedness of any Company or any of its Subsidiaries (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or to refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness, or to make any prepayment, redemption or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, or (c) to amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any shares of its capital stock (or other ownership or profit interest therein) (including any shareholders' agreement), or enter into any new agreement with respect to any of its shares of capital stock (or other ownership or profit interest therein).

9.10.    LIMITATIONS ON CONDUCT OF BUSINESS.

                  Each of the Companies will not and will not permit any of its Subsidiaries to engage in any business or activities other than providing dental practice management services and related activities in multi-specialty dental practice settings in the Northeast geographical area.

9.11.    LIMITATIONS ON ACCOUNTING CHANGES AND CHANGES IN FISCAL YEAR.

                  Each of the Companies will not and will not permit any of its Subsidiaries to make or permit any change in (a) its accounting policies and reporting practices, except as required by generally accepted accounting principles in effect from time to time, or (b) its Fiscal Year.

9.12.    LIMITATIONS ON SPECULATIVE TRANSACTIONS.

                  Each of the Companies will not and will not permit any of its Subsidiaries to engage in any transaction involving commodity options or futures contracts or any similar speculative transactions (including, without limitation, take-or-pay contracts).

9.13.    LIMITATIONS ON CAPITAL EXPENDITURES.

                  Each of the Companies will not and will not permit any of its Subsidiaries to make any Capital Expenditures (including, without limitation, installment purchases or Capitalized Leases) that would cause the aggregate amount of all such Capital Expenditures made by the Companies and their respective Subsidiaries in any Fiscal Year, commencing with the Fiscal Year ending December 31, 1997, to exceed $1,500,000.

9.14.    LIMITATIONS ON CHANGES TO MANAGEMENT AGREEMENT.

                  The Companies shall not, without the prior written consent of the Required Holders, cancel, terminate, amend or modify the Management Agreement between the Companies.

10.      RESERVED.

11.      EVENTS OF DEFAULT.

11.1.    EVENTS OF DEFAULT.

                  An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing (each, an "EVENT OF DEFAULT"):

                  (a) the Companies default in the payment of any principal of or premium, if any, on any Note when the same becomes due and payable, whether by scheduled maturity or at a date fixed for prepayment, redemption or repurchase or by declaration, demand or otherwise; or

                  (b) the Companies default in the payment of any interest on any Note, or any Obligor defaults in the payment of any other amount owing under or in respect of any of the Note Documents, whether by scheduled maturity or at a date fixed for prepayment, redemption or repurchase or by declaration, demand or otherwise; or

                  (c) (i) any Company fails to perform any of the covenants contained in Sections 8.1 (other than paragraph (h)), 8.4, 8.7 and 8.9 of this Agreement and such failure shall continue for ten (10) Business Days; provided, that, such ten (10) Business Day period shall not apply in the case of any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) Business Day period or which has been the subject of a prior failure or (ii) any Company defaults in the performance of or compliance with any term, covenant, condition, provision or agreement contained in this Agreement other than those described in clause (i) of this Section 11.1(c); or

                  (d) any Company defaults in the performance of or compliance with any term, covenant or agreement contained in any of the Note Documents on its part to be performed or complied with that is not referred to in Section 11.1(a), 11.1(b) or 11.1(c), and such default shall remain unremedied for at least 20 consecutive days after the earlier of the first date on which (i) a Responsible Officer becomes aware of such default and (ii) any Company receives written notice of such default from any holder of a Note; or

                  (e) any representation or warranty made or deemed made on the Purchase Date by or on behalf of any Obligor or by any officer of any Obligor under or pursuant to the terms of this Agreement or any of the other Note Documents or in any writing furnished to any of the Purchasers pursuant to the terms of this Agreement or any of the other Note Documents proves to have been false or incorrect in any material respect on the date as of which it was made or deemed to have been made; or

                  (f) (i) any Company or any of its Subsidiaries shall fail to pay (A) any principal of, or premium or interest on, Indebtedness that is outstanding in a principal or notional amount of at least $100,000 (or the equivalent thereof in one or more other currencies), either individually or in the aggregate (but excluding Indebtedness outstanding hereunder), of such Company and its Subsidiaries, taken as a whole, when the same becomes due and payable (whether by scheduled maturity, required prepayment, redemption or repurchase, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Indebtedness, or (B) any other amount of Indebtedness greater than $100,000 (or the equivalent thereof in one or more other currencies), either individually or in the aggregate (but excluding Indebtedness outstanding hereunder), of such Company and its Subsidiaries when the same becomes due and payable (whether by scheduled maturity, required prepayment, redemption or repurchase, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Indebtedness; or (ii) any other event shall occur or condition shall exist under any agreement or instrument evidencing, securing or otherwise relating to any Indebtedness referred to in clause (i) of this Section 11.1(f) and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder or holders thereof (or a trustee or agent on behalf of such holders) to cause such Indebtedness to mature; or (iii) any Indebtedness referred to in clause (i) of this
         Section 11.1(f) shall be declared to be due and payable or required to be prepaid, redeemed or repurchased (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, repurchase, purchase or defease any such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof or any date fixed for prepayment, redemption or repurchase thereunder; or

                  (g) any Company or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Company or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and assets and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 consecutive days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property and assets) shall occur; or any Company or any of its Subsidiaries shall take any action to authorize any of the actions set forth above in this subsection (g); or

                  (h) one or more judgments or orders for the payment of money aggregating $100,000 (or the equivalent thereof in one or more other currencies) or more are rendered against any Company or any of its Subsidiaries and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (ii) there shall be a period of at least 10 consecutive days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this subsection (h) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

                  (i) one or more writs or warrants of attachment, garnishment, execution, distraint or similar process with respect to Obligations of any Company or any of its Subsidiaries aggregating $100,000 (or the equivalent thereof in one or more other currencies) or more have been issued against such Company or such Subsidiary or any of their respective property or assets and remain unsatisfied and there shall be a period of at least 10 consecutive days after the issuance thereof during which a stay of enforcement of any such writ or warrant, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (j) any nonmonetary judgment or order shall be rendered against any Company or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and there shall be any period of 10 consecutive days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (k) any provision of any of the Note Documents after delivery thereof pursuant to Sections 3.1 or 3.2 shall for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any of the Obligors intended to be a party to it or shall cease to give the Purchasers any of the rights, powers or privileges purported to be created thereunder, or any such Obligor shall so state any of the foregoing in writing; or

                  (1) any Collateral Document after delivery thereof pursuant to Section 3.1 or 3.2 shall for any reason (other than pursuant to the express terms thereof) cease to create a valid and perfected Lien on and security interest in the Collateral purported to be covered thereby (with the intended priority thereof pursuant to the terms of the Note Documents); or

                  (m) any of the following events or conditions shall have occurred and such event or condition, when aggregated with any and all other such events or conditions, has resulted or could reasonably be expected to result in a liability of any Company and/or ERISA Affiliates in an aggregate amount exceeding $100,000 at any time outstanding:

                           (i) any Termination Event shall have occurred with respect to a Plan;

                           (ii) such Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan;

                           (iii) such Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization, is insolvent or is being terminated, within the meaning of Title IV of ERISA, and, as a result of such reorganization, insolvency or termination, the aggregate annual contributions of such Company and the ERISA Affiliates to all Multiemployer Plans that are in reorganization or being terminated at such time have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization, insolvency or termination occurs;

                           (iv) any "accumulated-funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, shall exist with respect to one or more Plans, or any Lien shall exist on the property and assets of such Company or any ERISA Affiliate in favor of the PBGC or a Plan; or

                           (v) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code) or any breach of fiduciary responsibility shall occur that may subject such Company or any ERISA Affiliate to any liability under Section 406, 409, 502(i) or 502(l) of ERISA or Section 4975 of the Internal Revenue Code, or under any agreement or instrument pursuant to which such Company or any ERISA Affiliate has agreed or is required to indemnify any Person against such liability; or

                  (n) any Governmental Authorization necessary in order to permit any Company or any of its Subsidiaries to fully own or lease and operate their respective property and assets or to properly conduct their respective businesses shall cease to be in effect or such Company or such Subsidiary shall cease to have the full intended benefit thereof or rights thereunder, unless the revocation, termination, cancellation, denial, impairment or modification of such Governmental Authorization, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

11.2.    ACCELERATION.

                  (a) If an Event of Default described in Section 11.1(g) shall occur with respect to any Company, all of the Notes then outstanding shall become automatically and immediately due and payable.

                  (b) If any other Event of Default shall occur and be continuing, the Required Holders may at any time, at their option, by notice or notices to any Company, declare all of the Notes then outstanding to be immediately due and payable.

                  (c)      Upon any Note becoming due and payable under this
         Section 11.2, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus all accrued and unpaid interest thereon and all other amounts due and payable to the holder thereof under the Note Documents, shall be immediately due and payable, in each and every case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Company.

11.3.    OTHER REMEDIES.

                  If one or more Defaults or Events of Default shall occur and be continuing, and irrespective of whether any of the Notes have become or have been declared immediately due and payable under Section 11.2, the Required Holders may proceed to protect and enforce the rights of the holders of the Notes by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any of the other Note Documents, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by applicable law or otherwise.

11.4.    RESCISSION.

                  At any time after any Notes have been declared due and payable pursuant to Section 11.2(a) or 11.2(b), as the case may be, the Required Holders, by notice to any Company, may rescind and annul any such declaration and its consequences if (a) the Companies have paid all overdue interest on the Notes, all principal of and premium, if any, on the Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and (to the fullest extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Defaults and Events of Default, other than nonpayment of amounts that have become due solely by reason of such declaration, have been remedied or have been waived pursuant to Section 16 and (c) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or any of the other Note

Documents. No rescission and annulment under this Section 11.4 will extend to or affect any subsequent Default or Event of Default or impair any right, power or remedy consequent thereon.

11.5.    RESTORATION OF RIGHTS AND REMEDIES.

                  If any holder of the Notes has instituted any proceeding to enforce any right or remedy under this Agreement or any of the other Note Documents and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such holder, then, and in each such case, the Obligors and the holders of Notes shall, subject to any determination in such proceeding, be restored severally to their respective former positions hereunder and under the other Note Documents and, thereafter, all rights and remedies of the holders of the Notes shall continue as though no such proceeding had been instituted.

11.6.    NO WAIVERS OR ELECTION OF REMEDIES, ETC.

                  No course of dealing and no delay on the part of any holder of the Notes in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or any of the other Note Documents upon any holder of the Notes shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

12.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

12.1.    REGISTRATION OF NOTES.

                  The Companies shall maintain, or cause to be maintained, a register (the "Register") on which it enters the name of each Purchaser as the registered owner of each Note held by such Purchaser. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide). Any assignment or sale of all or part of such Registered Note may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Note, the Companies shall treat the Person in whose name such Registered Note is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. Any foreign Person who purchases or is assigned or participates in any portion of the Notes shall provide the Companies with a completed Internal Revenue Service Form W-8 (Certificate of Foreign Status) or a substantially similar form for such purchaser or any other affiliate who is a holder of beneficial interests in the Notes.

12.2.    TRANSFER AND EXCHANGE OF NOTES.

                  (a) Upon surrender of any Note at the principal executive office of the Companies for registration of transfer or exchange (and, in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Companies shall execute and deliver, at the Companies' expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and, subject to subsection (c) of this Section 12.2, shall be in substantially the form of Exhibit A attached hereto. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Companies may require payment of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that, if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Notwithstanding any other provision of this Agreement, the Notes or the other Note Documents, the initial Purchasers of the Notes may not assign or sell any Note before June 30, 1998 without the prior written consent of the Companies.

                  (b) Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed
         (i) to have made the representations set forth in Sections 6.1, 6.2 and
         6.3 and (ii) to confirm to and agree with the transferor and the other parties hereto as follows:

                           (A) other than as provided in any written instrument of transfer executed by the transferor and such transferee, such transferor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Note Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien or security interest created or purported to be created under or in connection with this Agreement or any of the other Note Documents or any other instrument or document furnished pursuant hereto or thereto;

                           (B) such transferor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Companies or any other Obligor or the performance or observance by any Obligor of any of its Obligations under this Agreement or any of the other Note Documents or any other instrument or document furnished pursuant thereto;

                           (C) such transferee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 8.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to purchase the Note or Notes being purchased thereby;

                           (D) such transferee will, independently and without reliance upon the transferor or any other holder of the Notes and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                           (E) such transferee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a holder of the Notes; and

                           (F) such transferee appoints Imprimis Investors LLC (unless the Required Holders have appointed another Person to act as Collateral Agent, in which event such transferee appoints such Person) as the Collateral Agent and agrees to be bound by all of the terms and provisions relating to the Collateral Agent's rights, responsibilities and protections as are set forth in this Agreement and the Note Documents and, if requested by the Collateral Agent, agrees to enter into additional documents with the Collateral Agent, the Companies and the other holders of the Notes setting forth such rights, responsibilities and protections of the Collateral Agent as the Collateral Agent may reasonably require.

12.3.    REPLACEMENT OF NOTES.

                  Upon receipt by the Companies of evidence reasonably satisfactory to it of the ownership and the loss, theft, destruction or mutilation of any Note, and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; provided that, if the holder of such Note is an original purchaser of any of the Notes, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory, or

                  (b) in the case of mutilation, upon surrender and cancellation thereof, the Companies, at their own expense, shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

13.      PAYMENTS ON NOTES.

                  The Companies will pay all sums becoming due on each Note for principal, premium, if any, and interest by the method and at the address specified for such purpose below the name of each respective Purchaser on
Schedule I attached hereto, or by such other method or at such other address located in the United States of America as each such Purchaser shall have from time to time specified to the Company for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon the request of the Companies made concurrently with or reasonably promptly after payment or prepayment in full of any Note, the holder of such Note shall surrender such Note for cancellation, reasonably promptly after any such request, to the Companies at their principal executive office or at the place of payment most recently designated by the Companies in writing to the holder of such Note. Prior to any permitted sale, transfer or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Companies in exchange for a new Note or Notes pursuant to Section 12.2.

14.      EXPENSES, INCREASED COSTS AND INDEMNIFICATION, ETC.

14.1.    TRANSACTION EXPENSES.

                  Whether or not any of the transactions contemplated hereby are consummated, the Companies will pay, within 15 days of each demand therefor (such demand to be accompanied by supporting documentation in reasonable detail), (a) all of the reasonable costs and expenses incurred by the Collateral Agent and the Major Purchaser (including, without limitation, reasonable attorneys' fees of a special counsel for the Collateral Agent and the Major Purchaser) in connection with the preparation, execution, delivery and administration of this Agreement, the Notes and the other Note Documents, (b) all of the reasonable costs and expenses incurred by the Collateral Agent and the Major Purchaser (including, without limitation, reasonable attorneys' fees of a special counsel for the Collateral Agent and the Major Purchaser) in connection with all of the amendments, waivers or consents under or in respect of this Agreement, the Notes or any of the other Note Documents (whether or not such amendment, waiver or consent becomes effective), and (c) all of the reasonable costs and expenses incurred by the Collateral Agent and each of the Purchasers and each other holder of a Note (including, without, limitation, reasonable attorneys' fees of a special counsel for the Collateral Agent and each of the Purchasers) in connection with the enforcement of this Agreement, the Notes and the other Note Documents, and the custody and preservation of, or the sale or collection from, or other realization upon, any of the Collateral, including, without limitation: (i) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any of the other Note Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any of the other Note Documents, or by reason of being a holder of the Notes, and (ii) the reasonable costs and expenses (including, without limitation, financial advisors' fees) incurred in connection with the insolvency or bankruptcy of any Obligor or any of its Subsidiaries or in connection with any work-out, renegotiation or restructuring of any of the transactions contemplated hereby, by the Notes or by the other Note Documents. The Companies will pay, and will hold the Collateral Agent, the Purchasers and each holder of the Notes harmless from, any claim, demand or liability in respect of any fees, costs or expenses, if any, alleged to have been incurred by brokers, placement agents and finders in connection with the transactions contemplated by this Agreement or the Note Documents. The Companies and the Purchasers represent and warrant to each other that each has not retained any broker, placement agent or finder with regard to this Agreement, the Notes and the Note Documents other than Lazard Freres & Co. LLC, retained by the Companies, whose fees, costs and expenses shall be paid from the proceeds of the sale and purchase of the Notes.

14.2.    INDEMNITY.

                  (a) In addition to the payment of costs and expenses pursuant to Section 14.1, whether or not the transactions contemplated by this Agreement and the Note Documents shall be consummated, each Company agrees to indemnify, pay and hold the Collateral Agent, each Purchaser, each holder of the Notes and each other Person in whose name or for whose benefit such Person holds or at any time held Notes, and their affiliates and their respective officers, directors, employees, attorneys, agents and other advisors (each, an "INDEMNIFIED PARTY"), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims, and all reasonable costs, expenses and disbursements, of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to, or in connection with (i) this Agreement, the Notes, the other Note Documents or any of the transactions contemplated hereby or thereby and in connection with any amendments or waivers (whether or not the same become effective),
         (ii) or any Purchaser's agreement to purchase Notes, (iii) any use or intended use of the proceeds of any of the Notes, (iv) any sale or collection from or other realization upon, or any other remedies expressed in respect of, any or all of the Collateral, (v) all taxes (other than taxes determined with respect to income), including any recording fees and filing fees and documentary stamp and similar taxes at any time payable in respect of this Agreement, any other Note Document or the issuance of any of the Notes, or (vi) the actual or alleged presence of Hazardous Materials on any property of any of the Companies or any of their respective Subsidiaries or any Environmental Action relating in any way to any of the Companies or any of their respective Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Company, any of its Subsidiaries, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not any sale and purchase of the Notes pursuant to this Agreement is effected (collectively, the "INDEMNIFIED LIABILITIES"); provided that the Companies shall not have any obligation to any Indemnified Party hereunder with respect to any Indemnified Liabilities arising from the gross negligence or bad faith of such Indemnified Party as determined in a final, nonappealable judgment by a court of competent jurisdiction.

                  (b) The Companies hereby further agree to indemnify, exonerate and hold each Indemnified Party free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred in any capacity by any of the

         Indemnified Parties as a result of or relating to (i) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any of the Notes, or (ii) the execution, delivery, performance or enforcement of this Agreement (including, without limitation, any failure by either Company to comply with any of their respective covenants hereunder), the Note Documents, or any instrument contemplated hereby or thereby, except for any such indemnified liabilities arising from any Indemnified Party's gross negligence or willful misconduct.

                  (c) Each of the Companies will not, without the prior written consent of the applicable Indemnified Party, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification of such Indemnified Party may be sought under subsections (a) or (b) of this Section 14.2 (whether or not such Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes a full and unconditional release of such Indemnified Party from any and all claims against such Indemnified Party and any and all liabilities thereof arising out of or relating to such action, claim, suit or proceeding.

                  (d) Each of the Companies also agrees not to assert any claim against the Collateral Agent or any Purchaser or any other holder of the Notes or any other Person in whose name or for whose benefit such Person holds or at any time held any Notes, or any of their Affiliates, or any of their respective officers, directors, employees, attorneys, agents and other advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to (i) this Agreement, the Notes or any of the other Note Documents, or any of the transactions contemplated hereby or thereby, (ii) any Purchaser's agreement to purchase the Notes, (iii) any sale or collection from or other realization upon, or any other remedies exercised in respect of any or all of the Collateral or (iv) any use or intended use of the proceeds of any of the Notes.

                  (e) If and to the extent that the undertaking to indemnify, pay and hold harmless the Indemnified Parties set forth in this Section 14.2 is judicially determined to be unavailable to an Indemnified Party in respect of, or is insufficient with respect to, any liabilities, obligations, losses, damages, penalties, actions, judgments, suits or claims referred to herein, then, in lieu of indemnifying such Indemnified Party hereunder, the Companies shall contribute to the amount paid or payable by such Indemnified Party as a result of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits or claims (and reasonable costs, expenses and disbursements relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to the Companies and their respective Subsidiaries, on the one hand, and such Indemnified Party, on the other hand, from this Agreement and the sale and purchase of the Notes or (ii) if the allocation provided by clause (i) of this subsection (e) is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause
         (i) but also the relative fault of each of the Companies and their respective Subsidiaries, on the one hand, and such Indemnified Party, on the other hand, in connection with such liabilities, obligations, losses, damages, penalties, actions, judgments, suits or claims, as well as any other relevant equitable considerations.

14.3.    RESERVED.

14.4.    SURVIVAL.

                  The Obligations of the Companies under this Section 14 shall survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or any of the other Note Documents, and the termination of this Agreement and any commitment to purchase Notes hereunder and, in respect of any Person who was at any time a Purchaser or a holder of a Note or in whose name or for whose benefit such Person held any Note, the date on which such Person no longer holds, or no longer holds in the name of or for the benefit of any other Person, any Note.

15.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

                  All representations and warranties contained herein and in the other Note Documents, and in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to this Agreement or any of the other Note Documents, shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by each of the Purchasers of any Notes or portion thereof or interest therein and the payment of any Notes, and may be relied upon by any subsequent holder of the Notes as of the date made or deemed made, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of the Notes. This Agreement, the Notes and the other Note Documents embody the entire agreement and understanding between the Purchaser and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

16.      AMENDMENT AND WAIVER.

16.1.    REQUIREMENTS.

                  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with and only with the written consent of the Companies and the Required Holders, except that no such amendment or waiver shall, without the written consent of the holder of each Note at the time outstanding (a) change the percentage of the aggregate principal amount of the Notes the holders of which constitute the Required Holders or (b) amend this
Section 16.1.

16.2.    SOLICITATION OF HOLDERS OF NOTES.

                  The Companies will provide the Required Holders with sufficient information, reasonably far in advance of the date a decision is required, to enable such holders to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions of this Agreement or any of the other Note

Documents. The Companies will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this
Section 16 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the Required Holders.

16.3.    BINDING EFFECT, ETC.

                  Any amendment or waiver consented to as provided in this
Section 16 applies equally to all holders of Notes and is binding upon them, upon each future holder of any Note and upon each Obligor without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right, power or remedy consequent thereon. No course of dealing nor any delay on the part of any holder of any Note in exercising any right, power or remedy hereunder or under any of the other Note Documents shall operate as a waiver of any right, power or remedy of any holder of such Note; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided under this Agreement and the other Note Documents are cumulative and not exclusive of any rights, powers or remedies provided by applicable law.

16.4.    NOTES HELD BY COMPANY, ETC.

                  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or any of the other Note Documents, or have directed the taking of any action provided for herein or in any of the other Note Documents to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any of the Companies or any of their Affiliates shall be deemed not to be outstanding.

17.      NOTICES.

                  (a) All notices and other communications provided for hereunder shall be in writing and delivered by telecopier or (if expressly permitted under the applicable provisions hereof) by telephone, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), by registered or certified mail with return receipt requested (postage prepaid) or by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                           (i) if to a Purchaser or its nominee, to it at the address specified for such communications in Schedule I attached hereto, or at such other address as it shall have specified to the Company in writing;

                           (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing; or

                           (iii) if to the Companies, to them at the address set forth on the first page of this Agreement (Telecopier No.
                  (617) 624-0919) to the attention of Joseph A. Anoli, Senior Vice President and Chief Financial Officer, with a copy to Michael L. Blau, Esq., McDermott, Will & Emery, 75 State Street, Boston, Massachusetts 02109 (Telecopier No. (617) 345-5077) or at such other address as the Company shall have specified to the holder of each Note in writing.

All notices and other communications provided for under this Section 17 will be deemed given and effective only when actually received.

                  (b) If any notice required under this Agreement or any of the other Note Documents is permitted to be made, and is made, by telephone, actions taken or omitted to be taken in reliance thereon by a Purchaser or any other holder of any Note shall be binding upon the Companies notwithstanding any inconsistency between the notice provided by telephone and any subsequent writing in confirmation thereof provided to a Purchaser or any other holder of any Note; provided that any such action taken or omitted to be taken by a Purchaser or any other holder of any Note shall have been in good faith and in accordance with the terms of this Agreement.

18.      REPRODUCTION OF DOCUMENTS.

                  This Agreement, each of the other Note Documents and all other agreements, certificates and other documents relating thereto, including, without limitation, (a) amendments, waivers and consents of or to this Agreement or any other Note Document that may hereafter be executed, (b) documents received on the Purchase Date (except the Notes themselves) and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. Each of the Companies agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 18 shall not prohibit the Companies or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

19.      MISCELLANEOUS.

19.1.    SUCCESSORS AND ASSIGNS.

                  All covenants and other agreements contained in this Agreement or any of the other Note Documents by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note), whether or not so expressed.


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
19.2.    PAYMENTS DUE ON NON-BUSINESS DAYS.

                  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of, or premium, if any, or interest on, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the items payable on such next succeeding Business Day.

19.3.    SATISFACTION REQUIREMENT.

                  Except as otherwise provided herein or in any of the other Note Documents, if any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement or any of the other Note Documents required to be satisfactory to the Collateral Agent or to the Required Holders, the determination of such satisfaction shall be made by the Collateral Agent or the Required Holders, as the case may be, in the sole and exclusive judgment (exercised reasonably and in good faith) of the Person or Persons making such determination.

19.4.    SEVERABILITY.

                  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction.

19.5.    CONSTRUCTION; ACCOUNTING TERMS, ETC.

                  (a) Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                  (b) Except as otherwise expressly provided in this Agreement or any of the other Note Documents, all accounting terms used herein or therein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP.

19.6.    COMPUTATION OF TIME PERIODS.

                  In this Agreement, in the computation of periods of time from a specific date to a later specified date, the word "from" means "from and including", the word "through" means "through and including", and the words "to" and "until" each mean "to but not excluding".

19.7.    EXECUTION IN COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

19.8.    GOVERNING LAW; SUBMISSION TO JURISDICTION, ETC.

                  (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

                  (b) Each of the Companies hereby irrevocably and unconditionally submits, for itself and its property and assets, to the nonexclusive jurisdiction of any New York state court or federal court of the United States of America sitting in New York City, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Notes or the other Note Documents, or for recognition or enforcement of any judgment in respect thereof, and each of the Companies hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the Companies hereby irrevocably consents to the service of copies of any summons and complaint and any other process which may be served in any such action or proceeding by certified mail, return receipt requested, or by delivering a copy of such process to the Companies, at their address specified in Section 17, or by any other method permitted by law. Each of the Companies hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Agreement shall affect any right that any holder of Notes may otherwise have to bring any action or proceeding relating to this Agreement, the Notes or the other Note Documents in the courts of any jurisdiction.

                  (c) Each of the Companies hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement, the Notes or the other Note Documents in any New York state or federal court. Each of the Companies hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

19.9.    WAIVER OF JURY TRIAL.

                  EACH OF THE COMPANIES AND THE HOLDERS OF THE NOTES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR

OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER NOTE DOCUMENTS, ANY DOCUMENT DELIVERED UNDER THE NOTE DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF ANY HOLDER OF THE NOTES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

20.      THE COLLATERAL AGENT.

20.1     APPOINTMENT.

                  Each Purchaser hereby designates and appoints Imprimis Investors LLC as the Collateral Agent under this Agreement and the Note Documents, and each Purchaser hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and the Note Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. The Collateral Agent agrees to act as such on the express conditions contained in this Article 20. The provisions of this Article 20 are solely for the benefit of the Collateral Agent and the Purchasers and the Companies shall not have any rights as a third party beneficiary of any of the provisions hereof (other than as expressly set forth in Section 20.7). In performing its functions and duties under this Agreement and the Note Documents, the Collateral Agent shall act solely as agent of the Purchasers and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Companies. The Collateral Agent may perform any of its duties hereunder, or under the Note Documents, by or through its agents or employees.

20.2     NATURE OF DUTIES.

                  The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Note Documents. The duties of the Collateral Agent shall be mechanical and administrative in nature. The Collateral Agent shall not have by reason of this Agreement or any Note Document a fiduciary relationship in respect of any Purchaser. Nothing in this Agreement or any Note Document, express or implied, is intended to or shall be construed to impose upon the Collateral Agent any obligations in respect of this Agreement or any Note Document except as expressly set forth herein or therein. Each Purchaser shall make its own independent investigation of the financial condition and affairs of the Companies in connection with the purchase of Notes hereunder and shall make its own appraisal of the creditworthiness of the Companies, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Purchaser with any credit or other information with respect thereto, whether coming into its possession before the Purchase Date or at any time or times thereafter.

20.3     RIGHTS, EXCULPATION, ETC.

                  Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable to any Purchaser for any action taken or omitted by them hereunder or under any Note Document, or in connection herewith or therewith. The Collateral Agent shall not be

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responsible to any Purchaser for any recitals, statements, representations or warranties herein or in any Note Document or for any execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any Note Document or the transactions contemplated hereby or thereby, or for the financial condition of the Companies. The Collateral Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any Note Document or the financial condition of the Companies, or the existence or possible existence of any Default or Event of Default. The Collateral Agent may at any time request instructions from the Purchasers with respect to any actions or approvals which by the terms of this Agreement or any Note Document the Collateral Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Collateral Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under this Agreement or any Note Document until it shall have received such instructions from the Required Holders. Without limiting the foregoing, no Purchaser shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting under this Agreement or any Note Document in accordance with the instructions of the Required Holders.

20.4     RELIANCE.

                  The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any Note Document and its duties hereunder or thereunder, upon advice of counsel selected by it.

20.5     INDEMNIFICATION.

                  To the extent that the Collateral Agent is not reimbursed and indemnified by the Companies, the Purchasers will jointly and severally reimburse and indemnify the Collateral Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or any Note Document or any action taken or omitted by the Collateral Agent under this Agreement or any Note Document; provided, however, that no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from the Collateral Agent's gross negligence or willful misconduct. The obligations of the Purchasers under this Section 20.5 shall survive the payment in full of the Notes and the termination of this Agreement.

20.6     IMPRIMIS INVESTORS LLC INDIVIDUALLY.

                  With respect to Notes purchased by Imprimis Investors LLC hereunder, Imprimis Investors LLC shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Purchaser or holder of a Note. The terms "Purchasers", "Major Purchaser" or "Required Holders" or any similar terms shall, unless the context clearly otherwise indicates, include Imprimis Investors LLC in its individual capacity as a Purchaser, Major Purchaser or one of the Required Holders. Imprimis Investors LLC and its Affiliates may generally engage in any kind of business with the Companies or any of their Subsidiaries or Affiliates as if it were not acting as Collateral Agent pursuant hereto without any duty to account to the Purchasers.

20.7     SUCCESSOR COLLATERAL AGENT.

                  (a) The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the Note Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Companies and each Purchaser. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment pursuant to clauses
(b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Required Holders shall appoint a successor Collateral Agent who shall be reasonably satisfactory to the Companies.

                  (c) If a successor Collateral Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Collateral Agent shall then appoint a successor Collateral Agent who shall serve as Collateral Agent until such time, if any, as the Required Holders appoint a successor Collateral Agent as provided above.

20.8     COLLATERAL MATTERS.

                  (a) The Purchasers hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon payment and satisfaction of all Notes and all other Obligations which have matured and which the Collateral Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of if the Companies certify to the Collateral Agent that the sale or disposition is made in compliance with Section
9.6 hereof (and the Collateral Agent may rely conclusively on any such certificate, without further inquiry); or if approved, authorized or ratified in writing by the Required Holders. Upon request by the Collateral Agent at any time, the Purchasers will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 20.8(a).

                  (b) Without in any manner limiting the Collateral Agent's authority to act without any specific or further authorization or consent by the Required Holders (as set forth in Section 20.8(a)), each Purchaser agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 20.8(a). Upon receipt by the Collateral Agent of confirmation from the Required Holders of its authority to release any particular item or types of Collateral, and upon at least five (5) Business Days' prior written request by the Companies, the Collateral Agent shall (and is hereby irrevocably authorized by the Purchasers to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Purchasers upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the

Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of the Companies in respect of) all interests in the Collateral retained by the Companies.

                  (c) The Collateral Agent shall have no obligation whatsoever to any Purchaser to assure that the Collateral exists or is owned by the Companies or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to the Collateral Documents has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 20.8 or in any of the Note Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Purchasers and that the Collateral Agent shall have no duty or liability whatsoever to any other Purchaser.

                                         Very truly yours,

                                         FIRST NEW ENGLAND DENTAL
                                         CENTERS, INC.



                                         By
                                            -----------------------------------
                                            Name:
                                            Title:


                                         OSORIO AND WATKIN, D.M.D., P.C.

                                         By
                                            -----------------------------------
                                            Name:
                                            Title:



Solely with respect to Article 20 of the Note Purchase Agreement:


IMPRIMIS INVESTORS LLC, not in its individual capacity but solely as Collateral Agent

By
   --------------------------------
   Name:
   Title:

                  If you are in agreement with the foregoing, please sign in the appropriate space provided below and return it to the Companies, whereupon the foregoing shall become a binding agreement between you and the Companies.


                                        IMPRIMIS INVESTORS LLC

                                        BY:  ___________________________
                                                 Name:
                                                 Title:

                                        WEXFORD SPECTRUM INVESTORS LLC

                                        BY:  ___________________________
                                                 Name:
                                                 Title:

                                        BY:  ___________________________
                                                 JOHN V. DOYLE

                                        BY:  ___________________________
                                                 MICHAEL S. LISS

                                        BY:  ___________________________
                                                 HOWARD B. FIFE

                                        BY:  ___________________________
                                                 ANDREW J. HERENSTEIN

                                        BY:  ___________________________
                                                 L. JAMES LEWIS

                                        BY:  ___________________________
                                                 MICHAEL MURPHY

                                        BY:  ___________________________
                                                 DAVID L. TASHJIAN

                                        BY:  ___________________________
                                                 MICHAEL A. WEINSTOCK

                                        BY:  ___________________________
                                                 ROBERT P. KISSEL

                                        BY:  ___________________________
                                                 DAVID G. MCMILLAN, JR.

                                                                      SCHEDULE I

                     INFORMATION RELATING TO THE PURCHASERS

NAME OF PURCHASER:                                   COMMITMENT


NAME(S) FOR REGISTRATION OF NOTES PURCHASED:


MAILING ADDRESS:


                                                     TELEPHONE NO.:
                                                     TELEPHONE NO.:


WIRE INSTRUCTIONS (INCLUDING ABA NO. AND ACCOUNT NO.)
         FOR PAYMENT OF PRINCIPAL AND INTEREST:

                  To:

                  In favor of:
                  Account #:

UNITED STATES TAX IDENTIFICATION NO. (IF ANY):


PHYSICAL DELIVERY INSTRUCTIONS:

                                                                     SCHEDULE II

                                  DEFINED TERMS

                  As used in this Agreement, the following terms shall have the respective meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the term defined):

                  "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person or, with respect to any individual, has a relationship with such individual by blood, marriage or adoption not more remote than first cousin. For purposes of this definition, the term "control" (including the terms "controlling" "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5 % or more of the Voting Interest of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interest, by contract or otherwise.

                  "AGREEMENT" means this Note Purchase Agreement, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms of Section 16.

                  "ASSET SALE" means the conveyance, sale, lease, sublease, transfer or other disposition (other than solely for security purposes) by any Company or any of its Subsidiaries to any Person other than a Company of (a) any of the shares of capital stock of the Company or any of its Subsidiaries, (b) all or substantially all of the property and assets of any division or line of business of the Company or any of its Subsidiaries or (c) any other property or assets (whether tangible or intangible) of the Company or any of its Subsidiaries.

                  "BUSINESS DAY" means any day other than a Saturday, a Sunday or any other day on which commercial banks are required or authorized by law to be closed in New York, New York.

                  "CAPITAL ASSETS" means, with respect to any Person, all equipment, fixed assets and real property or improvements of such Person, or replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on the balance sheet of such Person or that have a useful life of more than one year.

                  "CAPITAL EXPENDITURES" means, with respect to any Person for any period, (a) all expenditures made directly or indirectly by such Person (whether paid in cash or other consideration or accrued as a liability and including, without limitation, all expenditures for maintenance and repairs which are required, in accordance with GAAP, to be capitalized on the books of such Person) during such period for Capital Assets (other than expenditures for acquisitions of dental practices permitted by Section 9.6(g) of this Agreement) and (b) solely to the extent not otherwise included in clause (a) of this definition, the aggregate principal amount of all Indebtedness (including, without limitation, Capitalized Lease Obligations) assumed or incurred during such period in connection with any such expenditures for Capital Assets (other than Indebtedness permitted by Section 9.2(f) of this Agreement).

                  "CAPITALIZED LEASE" means any lease with respect to which the lessee is required to recognize concurrently the acquisition of property or an asset and the incurrence of a liability in accordance with GAAP.

                  "CAPITALIZED LEASE OBLIGATIONS" means, with respect to any Person, all lease obligations of such Person which, in accordance with GAAP, are or will be required to be capitalized on the books of such Person, in each case valued at the amount thereof accounted for as debt in accordance with GAAP.

                  "CAPITAL STOCK" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) the capital of a Person, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

                  "CASH EQUIVALENTS" means any of the following types of Investments, to the extent owned by any of the Companies or any of their respective Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents):

                           (a) readily marketable obligations issued or directly
                  and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

                           (b) time deposits with, or insured certificates of
                  deposit or bankers' acceptances of, any commercial bank that
                  (i) is organized under the laws of the Unite States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause
                  (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

                           (c) commercial paper issued by any Person organized
                  under the laws of any state of the United States of America and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or at least "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., in each case with maturities of not more than 270 days from the date of acquisition thereof;

                           (d) Investments, classified in accordance with GAAP
                  as current assets of the Company or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., and the portfolios of which are limited solely to Investments of the character and quality described in clauses (a), (b) and (c) of this definition; and

                           (e) repurchase agreements entered into by any Company
                  or any such Subsidiary with a bank or trust company or recognized securities dealer having combined capital and surplus of at least $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Company or such Subsidiary shall have a valid and perfected first priority security interest (subject to no other Liens); provided that each such repurchase agreement shall have a fair market value of at least 100% of the amount of the repurchase obligations thereunder on the date of purchase thereof.

                  "CHANGE OF CONTROL" means at any time any "person" or "group" (within the meaning of Section 13d-3 or 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total Voting Interests of any Company.

                  "CHANGE OF CONTROL OFFER" has the meaning specified in Section 7.2(a).

                  "CHANGE OF CONTROL PAYMENT" has the meaning specified in
         Section 7.2(a).

                  "CHANGE OF CONTROL REPURCHASE DATE" has the meaning specified in Section 7.2(b).

                  "COLLATERAL" means all of the "Collateral" referred to in the Collateral Documents and all other property and assets of the Obligors and their respective Subsidiaries that are or are intended under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent, the Purchasers and the other holders of the Notes.

                  "COLLATERAL AGENT" means Imprimis Investors LLC, as collateral agent for itself and the other Purchasers, or any successor Collateral Agent appointed by the Required Holders.

                  "COLLATERAL DOCUMENTS" means, collectively, the security agreements, mortgages, charges and other similar documents entered into by any of the Companies or any of their respective Subsidiaries pursuant to this Agreement and all other agreements that create or purport to create Liens in favor of the Collateral Agent, the Purchasers and the other holders of the Notes.

                  "COMMON STOCK" means the common stock of First New England, $.01 par value per share.

                  "COMPANIES" and "COMPANY" each has the meaning specified on page one of this Agreement.

                  "CONTINGENT OBLIGATION" means, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation,
         (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any products warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  "CURRENT VALUE" has the meaning specified in Section 3 of ERISA.

                  "DEFAULT" means any Event of Default or any event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "DEFAULT RATE" means 19% per annum.

                  "EMPLOYEE BENEFIT PLAN" means an "employee benefit plan", within the meaning of Section 3(3) of ERISA, that is subject to the provisions of Title I, Subtitle B, Part 4 of ERISA or to Section 4975 of the Internal Revenue Code.

                  "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement, abatement order or other order or directive (conditional or otherwise) relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Materials or arising from alleged injury or threat to health, safety, natural resources or the environment, including, without limitation, (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or other third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "ENVIRONMENTAL LAW" means any Requirement of Law, or any judicial or agency interpretation or other requirement of any Governmental Authority, relating to (a) the generation, use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, (b) pollution or protection of the environment, health, safety or natural resources or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.
         Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.
         S. C. Section 1251 et seq.) , the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.
         Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C.
         Section 651 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), in each case as amended from time to time, and including the regulations promulgated and the rulings issued from time to time thereunder.

                  "ENVIRONMENTAL PERMIT" means any permit, approval, license, identification number or other authorization required under any Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued from time to time thereunder.

                  "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any of the Companies or any of their respective Subsidiaries, or under common control with any of the Companies or any of their respective Subsidiaries, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA PLAN" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by any Company or any ERISA Affiliate or with respect to which such Company or any ERISA Affiliate may have any liability.

                  "EVENT OF DEFAULT" has the meaning specified in Section 11.1.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the regulations promulgated and the rulings issued from time to time thereunder.

                  "FISCAL YEAR" means, with respect to the Companies or any of their respective Subsidiaries, the period commencing on January 1 in any calendar year and ending on the next succeeding December 31.

                  "GAAP" means generally accepted accounting principles in effect in the United States of America, consistently applied.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

                  "GOVERNMENTAL AUTHORIZATION" means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

                  "HAZARDOUS MATERIALS" means: (a) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including, without limitation, harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (b) any oil, petroleum, petroleum fraction or petroleum derived substance; (c) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (d) any flammable substances or explosives; (e) any radioactive materials; (f) any asbestos-containing materials; (g) any urea formaldehyde foam insulation; (h) any electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (i) any pesticides; (j) any radon gas; and (k) any other chemical, material or substance designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law or which could pose a hazard to health, safety or the environment.

                  "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 12.1.

                  "INDEBTEDNESS" means, with respect to any Person (without duplication):

                           (a) all indebtedness of such Person for borrowed
                  money;

                           (b) all Obligations of such Person for the deferred
                  purchase price of property and assets or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person's business and not past due for more than 180 days after the date on which each such trade payable or account payable was created);

                           (c) all Obligations of such Person evidenced by
                  notes, bonds, debentures or other similar instruments, or upon which interest payments are customarily made;

                           (d) all Obligations of such Person created or arising
                  under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person, even though the rights and remedies of the seller or the lender under such agreement in the event of default are limited to repossession or sale of such property or assets;

                           (e) all Capitalized Lease Obligations of such Person;

                           (f) all Obligations, contingent or otherwise, of such
                  Person under acceptance, standby letter of credit or similar facilities;

                           (g) all Obligations of such Person to purchase,
                  redeem, retire, defease or otherwise make any payment in respect of any shares of capital stock of (or other ownership or profit interest in) such Person or in any other Person, or any warrants, rights or options to acquire such shares (or such other ownership or profit interests);

                           (h) all Obligations of such Person in respect of
                  hedge agreements, take-or-pay agreements or other similar arrangements;

                           (i) all Contingent Obligations; and

                           (j) all Obligations referred to in clauses (a)
                  through (i) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

         The Indebtedness of any Person shall include (i) all Obligations of the types described in clauses (a) through (j) above of any partnership in which such Person is a general partner and (ii) all Obligations of the types described in clauses (a) through (j) above of such Person to the extent such Person remains legally liable in respect thereof notwithstanding that any such Obligation is deemed to be extinguished under generally accepted accounting principles in effect at any date of determination.

                  "INDEMNIFIED LIABILITIES" has the meaning specified in Section 14.2(a).

                  "INDEMNIFIED PARTY" has the meaning specified in Section 14.2(a).

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued from time to time thereunder.

                  "INVESTMENT" has the meaning specified in Section 9.7.

                  "LIEN" means, with respect to any Person, any mortgage, lien (statutory or other), pledge, hypothecation, security interest, charge or other preference or encumbrance of any kind (including, without limitation, any agreement to give any of the foregoing), or any sale of accounts receivable or chattel paper, or any assignment, deposit arrangement or lease intended as, or having the effect of, security, or any other interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or any Capitalized Lease or upon or with respect to any property or asset of such Person (including, in the case of shares of capital stock, stockholder agreements, voting trust agreements and other similar arrangements).

                  "MAJOR PURCHASER" means Imprimis Investors LLC.

                  "MANAGEMENT AGREEMENT" means the Management Agreement between First New England and O&W dated August 4, 1995.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
         (a) the business, condition (financial or otherwise), operations, results of operations, assets, property, liabilities or prospects of any Company or any Subsidiary of a Company, (b) the ability of any of the Obligors to perform its Obligations under this Agreement or any of the other Note Documents to which it is or is to be a party or (c) the rights and remedies afforded to the Collateral Agent, the Purchasers or any of the other holders of the Notes under this Agreement or any of the other Note Documents.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which any Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "MULTIPLE EMPLOYER PLAN" means a single employer plan (as defined in Section 4001(a)(15) of ERISA) that (a) is maintained for employees of any Company or any ERISA Affiliate and at least one Person other than such Company and the ERISA Affiliates or (b) was so maintained and in respect of which any Company or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "NET CASH PROCEEDS" means, with respect to the issuance or incurrence of any Indebtedness by any Person, or the sale or issuance by any Person of any shares of its capital stock (or other ownership or profit interests therein), any securities convertible into or exchangeable for shares of its capital stock (or other ownership or profit interests therein) or any warrants, options or other rights for the purchase or acquisition of any shares of its capital stock (or other ownership or profit interests therein), or any Asset Sale, as the case may be, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person for its own account in connection with any such transaction, after deducting therefrom only:

                           (a) any reasonable brokerage commissions,
                  underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions incurred as a result of such transaction;

                           (b) the amount of taxes payable in connection with or
                  as a result of such transaction;

                           (c) in the case of any Asset Sale, the outstanding
                  principal amount of, and the premium, if any, and any accrued and unpaid interest on, any Indebtedness (other than the Notes) that is secured by a Lien on the property and assets subject to such Asset Sale and is required to be repaid under the terms thereof as a result of such Asset Sale; and

                           (d) in the case of any Asset Sale, the amount
                  required to be reserved, in accordance with generally accepted accounting principles in effect on the date on which the Net Cash Proceeds from such Asset Sale are calculated, and so reserved against liabilities under indemnification obligations, liabilities related to environmental matters or other similar contingent liabilities associated with the property and assets subject to such Asset Sale that are required to be so provided for under the terms of the documentation for such Asset Sale;

         in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person receiving such Net Cash Proceeds and are properly attributable to such transaction or to the property or asset that is the subject thereof.

                  "NOTE DOCUMENTS" means, collectively, this Agreement, the Notes, the Collateral Documents, the Warrant Agreements, the Registration Rights Agreements and all other agreements and instruments evidencing any Obligation of the Companies or any of the other Obligors secured by the Collateral Documents, in each case as such agreement, instrument or other document may be amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms thereof and Section 16.

                  "NOTES" has the meaning specified in Section 1.

                  "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 11.1(g). Without limiting the generality of the foregoing, the Obligations of the Obligors under the Note Documents include the obligation to pay principal, interest, premiums, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any of the Obligors under any of the Note Documents.

                  "OBLIGORS" means, collectively, the Companies and each Subsidiary of any of the Companies that becomes party to any pledge agreement, security agreement, mortgage, charge or other similar document or any guarantee after the date of this Agreement pursuant to the terms of this Agreement or the other Note Documents.

                  "OFFICER'S CERTIFICATE" means, with respect to any Person, a certificate executed on behalf of such Person by its chairman of the board (if an officer), its president or one of its vice presidents or a Senior Financial Officer thereof (or persons performing similar functions to the foregoing); provided that each Officer's Certificate shall include (a) a statement that the officer making or giving such Officer's Certificate has read the provisions of this Agreement or the other Note Document requiring the delivery thereof and any definitions or other provisions contained in this Agreement relating thereto, (b) a statement that, in the opinion of the signer, he has made or has caused to be made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such term or condition has been satisfied or complied with or the certifications required to be made therein are complete and accurate, (c) a statement as to whether, in the opinion of the signer, such term or condition has been satisfied or complied with, and (d) all other statements and determinations required by the related terms and conditions giving rise to the delivery of such Officer's Certificate.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any successor thereto.

                  "PERMITTED LIENS" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Action and any such Lien expressly prohibited by the applicable terms of any of the Collateral Documents), in each case as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:

                           (a) Liens for taxes, assessments and governmental
                  charges or levies the payment of which is not, at the time, required under Section 8.5(a);

                           (b) Liens imposed by law, such as materialmen's,
                  mechanics', carriers', workmen's, storage and repairmen's Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) (i) that are not overdue for a period of more than 30 days or (ii) the amount, applicability or validity of which are being contested in good faith and by appropriate proceedings diligently conducted and with respect to which the applicable Company or any of its Subsidiaries, as the case may be, has established reserves in accordance with generally accepted accounting principles in effect from time to time;

                           (c) pledges or deposits to secure obligations
                  incurred in the ordinary course of business under workers' compensation laws, unemployment insurance laws or other similar social security legislation (other than in respect of Employee Benefit Plans) or to secure public or statutory obligations;

                           (d) Liens securing the performance of, or payment in
                  respect of, bids, tenders, government contracts (other than for the repayment of borrowed money), surety and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business;

                           (e) Liens arising solely from precautionary filings
                  of financing statements (or the equivalent thereof) under the Uniform Commercial Code (or any similar law or statute) of the applicable jurisdictions relating to operating leases otherwise permitted under the terms of the Note Documents; and

                           (f) easements, rights of way, zoning restrictions and
                  other encumbrances and similar restrictions on title to, or the use of, real property that do not, either individually or in the aggregate, materially and adversely affect either the use of such real property for its intended purposes or the conduct of the business of any of the Companies or their respective Subsidiaries in the ordinary course.

                  "PERSON" means an individual, partnership, corporation (including a business trust or professional corporation), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PLAN" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "PRESENT VALUE" has the meaning specified in Section 3 of ERISA.

                  "PROPERTY" or "PROPERTIES" means, unless otherwise expressly stated in this Agreement, real or personal property of any kind, tangible or intangible, choate or inchoate.

                  "PURCHASE DATE" has the meaning specified in Section 2.2.

                  "PURCHASERS" has the meaning specified in Section 2.1.

                  "REGISTRATION RIGHTS AGREEMENTS" has the meaning specified in
         Section 3.1(e).

                  "REQUIRED HOLDERS" means, at any time, the holders of at least 75% of the aggregate principal amount of all of the Notes outstanding at such time (excluding from any calculation thereof any Notes then owned or held by any of the Companies or their respective Subsidiaries or other Affiliates).

                  "REQUIREMENTS OF LAW" means, with respect to any Person, all laws, constitutions, statutes, treaties, ordinances, rules and regulations, all orders, writs, decrees, injunctions, judgments, determinations or awards of an arbitrator, a court or any other Governmental Authority, and all Governmental Authorizations, binding upon or applicable to such Person or to any of its properties, assets or businesses.

                  "RESPONSIBLE OFFICER" means, with respect to any Company or Subsidiary of it, any Senior Financial Officer of such Company or any other officer of such Company or any of its Subsidiaries responsible for overseeing the administration of, or reviewing compliance with, all or any portion of this Agreement or any of the other Note Documents.

                  "RESTRICTED PAYMENT" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of (or other ownership or profit interests in) any Company or any Subsidiary of a Company, now or hereafter outstanding,
         (b) any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of (or other ownership or profit interests in) any Company or any direct or indirect parent of any Company, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of capital stock of (or other ownership or profit interests in) any Company or any direct or indirect parent of any Company, now or hereafter outstanding, (d) any return of capital to any shareholders or other equity holders of any Company or any of its Subsidiaries, or any other distribution of property, assets, shares of capital stock (or other ownership or profit interests), warrants, rights, options, obligations or securities thereto as such or (e) the payment of any management fees or any other fees or expenses (including the reimbursement thereof by the Companies or any of their respective Subsidiaries) pursuant to any management, consulting or other services agreement to any other Company, any Subsidiary of any Company or any Affiliates, as the case may be.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                  "SENIOR FINANCIAL OFFICER" means, with respect to any Person, the chief financial officer, the principal accounting officer, the treasurer or the controller of such Person.

                  "SEPARATE ACCOUNT" has the meaning specified in Section 3 of ERISA.

                  "SINGLE EMPLOYER PLAN" means a single employer plan (as defined in Section 4001(a)(15) of ERISA) that (a) is maintained for employees of the Company or any ERISA Affiliate and no Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to he terminated.

                  "SOLVENT" and "SOLVENCY" mean, with respect to any Person on any date of determination, that, on such date:

                           (a) the fair value of the property and assets of such
                  Person is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person;

                           (b) the present fair salable value of the property
                  and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured;

                           (c) such Person does not intend to, and does not
                  believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature; and

                           (d) such Person is not engaged in business or in a
                  transaction, and is not about to engage in business or in a transaction, for which such Person's property and assets would constitute an unreasonably small capital.

         The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all of the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual or matured liability.

                  "SUBSIDIARY" means, with respect to any Person at any time, any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of:

                           (a) the issued and outstanding shares of capital
                  stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency);

                           (b) the interest in the capital or profits of such
                  corporation, professional corporation, partnership, joint venture or limited liability company; or

                           (c) the beneficial interest in such trust or estate,

         is, at such time, directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "TERMINATION EVENT" means:

                           (a) (i) the occurrence of a reportable event, within
                  the meaning of Section 4043(c) of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of paragraph (1) of Section 4043(b) of ERISA (without regard to paragraph (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9),
                  (10), (11) (12) or (13) of Section 4043(c) of ERISA could reasonably be expected to occur with respect to such Plan within the following 30 days;

                           (b) the application for a minimum funding waiver with
                  respect to a Plan;

                           (c) the provision by the administrator of any Plan of
                  a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);

                           (d) the cessation of operations at a facility of any
                  Company or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA;

                           (e) the withdrawal by any Company or any ERISA
                  Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;

                           (f) the conditions for the imposition of a lien under
                  Section 302(f) of ERISA shall have been met with respect to any Plan;

                           (g) the adoption of an amendment to a Plan requiring
                  the provision of security to such Plan pursuant to Section 307 of ERISA; or

                           (h) the institution by the PBGC of proceedings to
                  terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA, that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

                  "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "WARRANT AGREEMENTS" has the meaning specified in Section 3.1(d).

                  "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.